U. S. Securities and Exchange Commission
                             Washington, D.C. 20549



                                  Form 10-SB/A
                                 Amendment No. 3


                               File No.: 000-50294


                                 CIK:0001235096

                   GENERAL FORM FOR REGISTRATION OF SECURITIES
                            OF SMALL BUSINESS ISSUERS

        Under Section 12(b) or (g) of the Securities Exchange Act of 1934


                                 LIFE USA, INC.
                           ---------------------------
                 (Name of Small Business Issuer in its charter)


Colorado                                                     84-1426725
--------                                                ----------------------
State or other jurisdiction of                          IRS Employer ID Number
incorporation or organization

              1020 W. Timbervale Trail, Highlands Ranch, CO, 80129
              -----------------------------------------------------
               (Address of principal executive offices)(Zip Code)


                     Issuer's telephone number: 720-895-1920


Securities to be registered under Section 12(b) of the Act:

Title of each class                         Name of each exchange on which
to be so registered                         each class is to be registered
------------------------                    ------------------------------
Not Applicable                              Not Applicable

                    Securities to be registered under Section
                               12(g) of the Act:

                                  Common Stock
                                (Title of class)

                                TABLE OF CONTENTS

                                     PART I

                                                                     Page
                                                                     ----

Item 1. Business...............................................       3

Item 2. Management's Discussion and Analysis of Financial
Condition and Results of Operations...........................       21

Item 3. Properties............................................       25

Item 4. Security Ownership of Certain Beneficial Owners
and Management................................................       26

Item 5. Directors and Executive Officers of the Registrant....       27

Item 6. Executive Compensation................................       29

Item 7. Certain Relationships and Related Transactions........       30

Item 8. Description of Securities.............................       30

                                     PART II

Item 1. Market for Registrant's Common Stock and
Security Holder Matters......................................        33

Item 2. Legal Proceedings....................................        33

Item 3. Changes in and Disagreements with Accountants
on Accounting and Financial Disclosure.......................        33

Item 4. Recent Sales of Unregistered Securities..............        33

Item 5. Indemnification of Directors and Officers............        34

                                    PART F/S

Financial Statement Table of Contents........................        35 - 37

Financial Statements and Supplementary Data..................      F-1 - F-24

Signature Page...............................................        38

Exhibits, Financial Statement Schedule
and Reports on Form 8-K......................................        39

                                     PART I

ITEM 1. DESCRIPTION OF BUSINESS.

The Company status to date is as follows:

1.   No revenue was generated in 2003, or in 2002 or to date for the Company.

2.   The Company has no cash or assets.

3.   The Company has no employees.

4.   The Company neither owns nor leases real estate.

5.   The Company has a working capital deficit.

6. The Company has accumulated deficit of ($109,994) as of June 30, 2004, and a working capital deficit of ($89,128) approximately as of June 30, 2004.

7. Auditors for the Company have raised substantial doubt that the Company will have the ability to continue as a going concern.

8. The Company has no products, inventory or business operations as of any type.

The Company remains in the development stage and, since inception, has experienced significant liquidity problems and has no significant capital resources now and has stockholder's deficit of approximately ($84,000) at December 31, 2003 and ($87,500) approximately at June 30, 2004. The Company has no current assets and no other assets at December 31, 2003.

The Company is unable to carry out its plan of business without funding. The Company cannot predict to what extent its current lack of liquidity and capital resources will impair the business plan or whether it will incur future operating losses. There is no assurance that the Company can continue as a going concern without substantial funding, for which there is no source. The Company has not required cash for operations in 2003 to date. The Company does not have any way to pay its current bills, from cash flow (of which it has none) or otherwise through loans.

The Company estimates it will require $25,000 to $30,000 to cover legal, accounting, transfer and miscellaneous costs of being a reporting company in the next fiscal year. The Company will have a cash shortfall for current annual costs of at least $25,000 to $30,000, for which it has no source except shareholder loans or contributions, none of which have been committed.

The Company has no cash for any operations. It will have to make private placements of stock, for which it has no sources, or obtain loans from shareholders, to have any cash for even limited operations. There are no committed loan sources at this time.

Company History
---------------

Life USA, Inc. (the "Company") was originally incorporated in Colorado in January, 1997. The original name of the Company was Lifeline USA, Inc. Articles of Amendment the Articles of Incorporation were filed on January 16, 1997 changing the Company name to Life USA, Inc. To solve an administrative dissolution it reincorporated in 2002. An administrative dissolution is an action taken by the Secretary of State to cancel it as a corporation due to failure to file an annual report and pay an annual fee. The Company shareholders approved incorporation of Life USA, Inc. again in 2001, and then the directors acting as trustees entered into a merger of the old Life USA, Inc. with the reincorporated Life USA, Inc. The Company was organized to engage in any activity or business not in conflict with the laws of the State of Colorado or of the United States of America.

In 2001 the Company entered into a Share Exchange Agreement with World Health Management, Inc. shareholders ("World Health") in which the Company exchanged 58,384 shares to shareholders of World Health for the control of World Health, which was liquidated.

The Company is planning to market herbal, vitamin and fiber nutritional supplements if and when it achieves funding. These products are to be targeted at two distinctive geographic segments: the far eastern and Pacific Rim market and the North American market. The Company's fiscal year end is December 31.

There are no loan arrangements or arrangements for any financing whatsoever relating to any business activities. Shareholder Mark Urich and his company, Rocky Mountain Financial, Inc., have advanced $34,216 to the Company as a demand note bearing interest at 8% without any specific terms as to repayment. C.K. Swanson loaned the Company $26,100 at 8% interest due on demand. Cameron Parker loaned the company $15,080 at 8% interest due on demand.

The Company currently has very limited operations and is NOT attempting sales. The Company had limited test operations in 1997-1998 but has none as of date hereof. The company has no full-time employees and owns no real estate. The Company has spent most of its efforts to develop its website to target purchasers of herbal, vitamin and fiber food supplements, to locate and negotiate supplier relationships to design packaging, retailing promos, and run test markets.

The Company designed its website and modified it several times to attempt to attract customers. The Company has spent approximately $1,000 on website development and modifications since January 2001. The Company had a supplier relationship under which it obtained vitamin products in 1998-1999 but has since terminated that relationship since it has not been marketing products and it had its own labels designed and applied to test product sales.

The Company spent about $15,000 in this effort prior to January 2001 but only about $1,500 since then. The Company ran a test market in a retail nutraceutical shop in Englewood, Colorado in 1998-1999, and spent approximately $5,000 on advertising, shelf talkers and brochures prior to January 1, 2001 but no monies since January 1, 2001. The results of such test marketing may be of little or no use at this date. There was no outcome to the test marketing except the conclusion that expending marketing monies for eye catching shelf "talkers" and displays was an acceptable way to generate some new product sales.


                                    BUSINESS

Plan of Operations
------------------

The Company intends to commence its operational phase to begin marketing nutritional products within six months, if and only if, it is able to raise at least $100,000 in capital. The Company has developed a budget for its operations for the next year if it receives funding, which it may never receive. The Company has established milestones in its plan of operations which may not be achieved, or even if achieved, may not result in successful business operations.

The test marketing conclusion by the Company was that: a) Unique labels and bottle shapes attracted customers to a new product; and b) "Shelf talkers" draw attention to a new product being introduced. No conclusions beyond this could be drawn by management.

In 1997-98 the Company conducted limited test marketing of products supplied by an outside source with triangular bottles and "shelf talkers" in a limited number of retail outlets. The Company was in the process of testing product presentation concepts. This test marketing may have no value due to the passage of time, and the many entries of competitors into this market. The Company website is www.lifeusa.com.


Milestones
----------
Other than test marketing and initial website design, the Company has not achieved any milestones in its business plan.

Capital Raising
---------------
The Company intends to attempt to raise an initial $100,000 in capital followed in approximately four months with an additional $250,000.

Product Commitments
-------------------
Contracts   or  ordering   and  supply   arrangements   with   wholesalers   and
manufacturer -  None at this time.

Marketing
---------

If it achieves funding, (which it may never obtain), the Company marketing plan includes the following steps:

     Advertising - design and implementation of advertising for the initial products.

     Store Placement - the Company will seek arrangements to place products in retail stores.

     Online - the Company will update and refine its website prior to commencement of marketing.

     Labeling - the Company will complete its label design prior to marketing.

     Product Expansion - additional of product lines.


The Budget
----------


The Company has formulated a budget for its operational plan for the next twelve months assuming it achieves funding for its business plan, which it may never obtain. The budget is as yet unfunded and the Company will have to achieve either loans or private placements of stock, or both, to achieve funding. The Company has no commitments whatsoever for any loans or private placements. The Company does not plan to even attempt to raise any monies for operations until it clears SEC comments on its Form 10-SB.


                                     BUDGET

General and Administrative                              $ 65,000
Marketing
        Advertising                                     $100,000
        Store Placement                                 $ 40,000
        Online                                          $ 20,000
        Labeling                                        $ 15,000
Consulting, Legal, Accounting                           $ 30,000
Product and inventory                                   $ 80,000
                                                        --------
Total                                                   $350,000

If the Company fails to achieve the funding of $350,000 then it will certainly have insufficient funding to achieve enough of the milestones to reach any significant product sales. This could easily result in the failure of the Company business. If the Company achieves part of the funding but not all, it will be unable to fund its budget to try to achieve milestones in the plan. If the Company achieves its milestones there is no assurance it can expand sales or operate profitably. If the Company achieves its milestones it may well need significant additional capital in order to continue to operate or to be competitive enough with other marketers to remain in business by operating on at least a break even basis.

                                MILESTONE CHART

Capital Raising
        $100,000                                        3 months*
        $250,000                                        6 months*

Product                                                 3 months*

(Note:  No product contracts will be negotiated (1) until funding is obtained.)

Marketing
        Labeling                                        3 months*
        Advertising                                     3-6 months*
        Store Placement                                 6 months*
        Online                                          3 months*

Product Expansion                                       9 months*

(i.e. - additional products to be marketed) (1)

International Market Expansion                          18 months*

*Assumes it achieves funding for operations, which it may never obtain.
(1) The inventory item and the advertising item of the proposed budget above will be impacted by these activities.

The Company has not reached any of these milestones. The milestones are cumulative and codependent on other milestones. The failure of the Company to achieve any milestone will probably result in unsuccessful operations, since the subsequent milestones are dependent to a great degree, or completely, on the success of the other prior milestones.

Glossary
--------

These are standard terms in the nutritional supplement industry.

     o The term chelation is derived from the Greek noun Chele, a pincer-like claw as that of a crab. It describes the union between a metal molecule and the agents that grip it in a protective shield which releases the mineral at the ideal time for optimum absorption.

     o    The term i.u.  is a standard  not only in the  nutritional  supplement
          industry  but  in  the  larger   chemical   segment.   It  stands  for
          international units which is a standard form of measurement.

     o Food based compatible is a descriptive term meaning natural and not chemical.

     o The term micro-crystalline cellulose is a natural bonding agent used to bond the nutrients to the carrier and magnesium stearate is the filler used. The significance of these ingredients is that they are both naturally processed by the human body.

     o The term neutriceuticals is a term used to describe all supplements whether minerals, vitamins or other.

Proposed Product Marketing
--------------------------

Life USA, Inc. has developed a merchandising program to distinguish its products from other products on the retailer's shelves and make them stand out in direct marketer catalogs. Initially, the Company plans to use a standard round bottom bottle with brightly colored labels containing its unique corporate identity. Later, the Company plans to use a triangular shaped high-impact plastic bottle that sports a tamper proof brightly colored replaceable cap. The graphics on the bottles, the display organizers, and the shelf talkers are designed so that the products will not only be noticed, but read, compared and purchased.

Proposed Products
-----------------

The Company is not currently selling products.

o Planned products: Multi-Vitamin, a Chelated multiple vitamin with two-a-day dosage delivered in a 60 tablet bottle; Vitamin-E, a 400 i.u. supplement delivered in a 60 capsule bottle; Vitamin-C, a 1000 MG supplement delivered in a 60 tablet bottle; Calcium, a 150 MG Chelated supplement delivered in a 60 tablet bottle; B+Complex, a Meth-Choline, vitamin B complex supplement delivered in a 60 capsule bottle; Zinc, a 10 MG, Chelated supplement delivered in a 60 tablet bottle; Selenium, a 200 MCG/100 i.u., Chelated supplement delivered in a 60 tablet bottle; Ginseng, an energy supplement delivered in a 60 capsule bottle. None of these products are Brand names, but are the stock "private label" products readily available from multiple wholesale or manufacturer sources.

The Company has no inventory at this time.


Life USA, Product Supplier:  None.
------------------------------------

The Company intends to order the products in quantities of a gross, prelabeled, as it begins marketing. While it intends to maintain a small inventory, the Company does not intend to hold large product inventories. There are no contracts at this time with any manufacturer or wholesaler.

Target Market:
-------------

The target audience is the aging baby-boomer generation, conveniently packaged in two distinct geographic segments: the far eastern and Pacific Rim market, and the North American market. The Orient and the Pacific Rim countries are targets for the Company's product line.

One objective is to become an operator of an online market for private label nutritional supplements. To accomplish this the Company will endeavor to provide:

-    quality products at competitive prices; and
-    efficient service.

The Life USA Web Site
---------------------

Through the development of its online site for private label nutritional supplements, the Company's objective is to apply Internet tools to improve efficiency of sales. The Company's initial marketing efforts will be to make available private label nutritional supplements to consumers.


The web site is currently functional and may enable the Company to carry out the sales business, when commenced, on a limited scale of up to 10 orders a day. Thereafter, if orders were to increase, an arrangement would need to be made with an "order fulfillment contractor" and no such arrangements have been made. The Company is not taking orders on line, nor promoting its web site at this time.

The Company intends to also generate revenues from services such as banner ads, sponsored newsletters and discussion forums, and virtual trade shows.

Through the Company's existing web site it can but is not offering nutritional supplements, vitamins and natural products to consumers. It would take 2 weeks to deliver an order made online, if orders were to be taken.

Marketing and Sales Plans and Promotions
----------------------------------------

The Company has designed a merchandising program, including web site banners, a merchandising box containing product samples, and shelf-talkers for the retail health food store segment. A "shelf-talker" is a point of purchase advertising mechanism used to draw attention to particular products on the shelf of a retail store. It may be a coupon dispenser, and various designs having blinking lights or scrolling messages on LCD displays.


The  Company  intends  to target the  Asian  market via the internet.


The Company intends to offer exclusive marketing rights to the retail stores without allowing the chains and department stores to compete with them and undersell them. The Company intends to establish retail partners and support them.

For Marketing the Company plans to:

- Publish a monthly newsletter to inform the re-sellers of benefits to the consumer and the re-seller, and introduce new products and sales aids.

-    Publish  an   informative   catalog  in  several   languages  to  open  the
     international market.

- Conduct a sampling program with stores and health clubs to create brand recognition.

- Create a press kit, and send with press releases and advertorials to industry and general news publications.


- Design and construct a unique trade show exhibit, and attend the industry's major trade shows including: Expo West (California), Expo East (Maryland) and NNFA (Las Vegas), as well as a major annual trade show held in Taipei.


- Attend the regional trade shows including: NNFA Seattle, NNFA Florida, NNFA Texas and NNFA Chicago.

- Purchase a software package to capture and maintain an accurate, up-to-date customer data base, for use in ongoing marketing and customer retention efforts.


     The budget for marketing on page 6 includes the costs of these items.


Life USA intends to market its products through a systematic and demographically targeted method of combining four marketing channels. The final marketing mix will be based on the test performance of the various marketing channels outlined below.

Wholesale international marketing to health food stores and retail outlets will be the planned first line of market penetration. The Company has contacted representatives who presently have contacts in Asia and the Pacific Rim countries, which is an area where the Company will begin to promote its marketing efforts. The Company has no contracts with any of such persons or their contacts. Concurrently, the Company plans to expand its efforts to promote its on-line marketing in the United States.

Direct catalog marketing to consumers may begin in late 2004. This marketing method is expected to generate higher sales, but it may also generate market awareness in the process. This method carries with it the expense of a catalog, mailing and continual testing, so the Company will continually explore catalog opportunities in cooperation with business partners in order to increase its margins.


The Company intends to use a variety of programs to stimulate demand for products, including media advertising and coupons, contract telesales and advertising.

Advertising
-----------

In addition to traditional advertising, the Company intends to use online sales and marketing techniques to increase brand recognition and direct traffic to its website. These include purchasing banner advertising on search engine Web sites and Internet directories and direct links from healthcare home pages.

Proposed Customer Service and Support
-------------------------------------

The Company believes that it may establish and maintain long-term relationships with customers and encourage repeat visits if, among other things, it has adequate customer support and service. The Company intends to offer online information regarding products and services. Customers who do not wish to enter their credit card numbers through the Web sites also may use the toll free line for purchases. The Company may contract with an as yet undetermined provider of teleservices and order fulfillment.

Warehousing and Fulfillment
----------------------------

The Company does not intend to fulfill any orders if it ever develops any sales. Products may be sent either directly by manufacturer or wholesaler to buyer for catalog or online sales.

Technology and Security
-----------------------


The Company contracts on a month to month basis with a Web site provider. The Company has spent $1,200 on its website in 2002-2003.


The Company cannot assure that the security mechanisms will prevent security breaches or service breakdowns. Despite the network security measures the servers may be vulnerable to computer viruses, physical or electronic break-ins and similar disruptions. Such a description could lead to interruptions or delays in service, loss of data, or inability to accept and fulfill customer orders. Any of these events would materially hurt the Company's business, results of operations and financial condition.

Competition
-----------

The nutraceutical market is intensely competitive. The Company expects competition to intensify in the future because barriers to entry are minimal, and current and new competitors can launch new sales efforts at relatively low cost. In addition, the industry is intensely competitive. Management believes that the critical success factors for companies seeking to sell nutraceutical products includes the following:

-    breadth and depth of product offerings;

-    brand recognition; and

-    marketing.

If it commences business, the Company will compete with traditional suppliers and distributors, retail stores, grocery chains and online sellers of the same or competitive products. These traditional wholesalers and distributors usually have established locations offering similar products.

Competitive pressures created by any current or future competitors, or by competitors collectively, could materially hurt the Company's business. Management believes that the principal competitive factors in the market are and will be:

- brand recognition
- selection
- convenience
- reliability and speed of fulfillment
- price
- quality

If the Company commences business all potential competitors have longer operating histories and larger customer bases than the Company. In addition, potential competitors have greater brand recognition and significantly greater financial, marketing and other resources. In addition, as more people use the Internet and other online services, certain larger, well established and well financed entities form joint ventures with online competitors or suppliers which may be able to:

-    secure merchandise from vendors on more favorable terms;

-    devote greater resources to marketing and promotional campaigns; and

-    adopt more aggressive pricing or inventory availability policies.

Future Acquisition Plans
------------------------

The Company has no current plans to make any future acquisitions or to be acquired nor to actively look for a company to acquire.

Proprietary Rights
------------------

The Company has no formal proprietary rights at this date. In the future proprietary rights may be important to success and competitive position. To protect proprietary rights, the Company may rely on copyright, trademark and trade secret laws, confidentiality agreements with employees and third parties, and license agreements with consultants, vendors and customers.


Administrative Offices
----------------------

The Company currently maintains a mailing address at 1020 W. Timbervale Trail, Highlands Ranch, CO 80129 which is the mailing address of its President, Kelly Kendall. Other than this mailing address, the Company does not currently maintain any other office facilities, and does not anticipate the need for maintaining office facilities in the foreseeable future. The Company pays no rent or other fees for the use of this mailing address.

Employees
---------

The Company is a development stage company and currently has no employees. Management of the Company expects to use consultants, attorneys and accountants as necessary, and does not anticipate a need to engage any full-time employees until it has funding and commences operations, if it ever does. Although there is no current plan with respect to its nature or amount, remuneration may be paid to or accrued for the benefit of, the Company's officers. See "Executive Compensation" and under "Certain Relationships and Related Transactions."


                                  RISK FACTORS

If the Company fails to overcome any of the risks discussed in this risk factors section the potential viability of the Company will be adversely affected with the potential that failure and bankruptcy could ensue.


THE COMPANY HAS A LIMITED OPERATING HISTORY AND MAY NOT BE ABLE TO SUCCESSFULLY COMMENCE THE PROPOSED BUSINESS OR ACHIEVE PROFITABILITY


The Company was formed in 1997, and commenced limited sales in 1999 which ceased in 1999. Accordingly, it has had nominal revenues to date and only a limited operating history on which to base an evaluation of business and prospects. Although it may buy products from several wholesale manufacturers and distributors for resale, the Company's prospects should still be considered as startup in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development. In order for the Company to have operating funds, it would need to raise capital, or obtain loans, in order to commence any operations or sales. Such risks for the Company include, but are not limited to an evolving and unpredictable business model and the management of growth. To address these risks, the Company must, among other things, implement and successfully execute its business and marketing strategy, develop and maintain its customer base, improve its Web site, provide superior customer service, respond to competitive developments, and attract, retain and motivate qualified personnel. The Company may not be able to successfully address such challenges, or commence its business to achieve or maintain profitability. The failure to do so would have a material adverse effect on the Company's business, prospects, financial condition and results of operations.

If the Company fails to overcome the risks of a very limited and unprofitable history and a "start up" status during any operations, if it ever commences such, the revenue generating ability, and the potential of profitability will be adversely affected because operational costs would probably exceed income. The result would be a deficit on operations and deficit cash flow, operations losses and the potential for bankruptcy due to such possible losses.

THE COMPANY NEEDS ADDITIONAL  FINANCING AND SUCH FINANCING MAY NOT BE AVAILABLE:
LACK OF SUCH FINANCING MAY CAUSE FAILURE OF THE COMPANY:

The Company has no cash and negative working capital.

No commitments to provide additional funds have been made by management or other stockholders. Accordingly, there can be no assurance that any additional funds will be available to the Company to allow it to cover its expenses as they may be incurred.

THE COMPANY'S AUDITOR HAS ISSUED A "GOING CONCERN" QUALIFICATION AS PART OF HIS OPINION IN THE AUDIT REPORT.

There is substantial doubt about the ability of the Company to continue as a "going concern." The Company has no business, no capital, debt in excess of $89,000, all of which is current, no cash, minimal assets, and no capital commitments. The effects of such conditions could easily be to cause the Company's bankruptcy, except there are no assets to liquidate in Bankruptcy.

THE COMPANY HAS INCURRED NET LOSSES SINCE INCEPTION AND ANTICIPATES CONTINUED LOSSES AND NEGATIVE CASH FLOWS AND WILL NEED TO RAISE SIGNIFICANT CAPITAL

If the Company fails to overcome the risks of lack of cash flows, losses and lack of financing during any operations, if it ever commences such, the revenue generating ability, and the potential of profitability will be adversely affected because operational costs would probably exceed income. The result would be a deficit on operations and deficit cash flow, operations losses and the potential for bankruptcy due to such possible losses.

From inception of business in 1997 through 2003, the Company incurred net operating losses of $(107,294) and ($109,994) to June 30, 2004. As of June 30, 2004, the Company had a negative net equity of approximately $(87,500) and negative working capital of approximately ($87,500). The Company anticipates that losses from operations will increase significantly from current levels because it expects to invest in:


-    advertising, marketing and promotion;

-    inventory purchase; and

-    management, sales and administrative costs.

The Company anticipates relatively low gross margins, therefore its ability to become profitable given expenses depends on its ability to generate and sustain substantial sales. If it does achieve profitability, it cannot be certain that it can sustain or increase profitability on a quarterly or annual basis in the future. If it cannot achieve and sustain operating profitability or positive cash flows from operations, the Company may be unable to meet working capital requirements without seeking additional financing.

Need for Additional Financing
-----------------------------

The Company does not have capital sufficient to meet the Company's cash needs, including the costs of compliance with the continuing reporting requirements of the Securities Exchange Act of 1934. The Company will have to seek loans or equity placements to cover such cash needs.

No commitments to provide additional funds have been made by management or other stockholders. Accordingly, there can be no assurance that any additional funds will be available to the Company to allow it to cover its expenses as they may be incurred.

The Company has no expectation or anticipation of significant changes in number of employees in the next twelve months, however, if it achieves funding and business operations, it may acquire or add employees of an unknown number in the next twelve months.

Liquidity & Capital Resources
-----------------------------

The Company remains in the development stage and, since inception, has experienced significant liquidity problems and has no significant capital resources now and has stockholder's deficit of ($84,000) at December 31, 2003 and ($87,500) approximately at June 30, 2004. The Company has no current assets and minimal other assets at December 31, 2003.

The Company is unable to carry out its plan of business without funding. The Company cannot predict to what extent its current lack of liquidity and capital resources will impair the business plan or whether it will incur future operating losses. There is no assurance that the Company can continue as a going concern without substantial funding, for which there is no source. The Company has not required cash for operations in 2003 to date. The Company does not have any way to pay its current bills, from cash flow (of which it has none) or otherwise through loans.

The Company estimates it will require $25,000 to $30,000 to cover legal, accounting, transfer and miscellaneous costs of being a reporting company in the next fiscal year. The Company will have a cash shortfall for current annual costs of at least $25,000 to $30,000, for which it has no source except shareholder loans or contributions, none of which have been committed.

The Company has no cash for any operations. It will have to make private placements of stock, for which it has no sources, or obtain loans from shareholders, to have any cash for even limited operations. There are no committed loan sources at this time.

The Company requires capital to fund its budget totaling $350,000 in the next 12 months and may require substantial additional capital over and above the initial $350,000 to continue operations for which it has no source. The Company does not presently have adequate cash from operations or financing activities to meet either its short-term or long-term capital needs. Accordingly, the Company is dependent on its ability to raise additional funds for operations.

The actual amount and timing of future capital requirements may differ materially from estimates. In particular, estimates may be inaccurate as a result of changes and fluctuations in revenues, operating costs and development expenses. Revenues, operating costs and development expenses will be negatively affected by any inability to:

-    effectively and efficiently manage the commencement of operations;

-    obtain favorable private label or marketing agreements with third parties;

- negotiate favorable relationships with manufacturers, distributors and wholesalers; and

- obtain brand recognition, attract sufficient numbers of customers or increase the volume of e-commerce sales of products.

These factors also depend upon factors that the Company cannot control. These factors include changes in technology and regulations, increased competition and factors such as Web integrity, seasonality, and performance by third parties in connection with operations. Because of these factors, actual revenues and costs are uncertain and may vary considerably. These variations may significantly affect future need for capital. The Company may be unable to raise funds sufficient for its needs, either on suitable terms or at all. This result would substantially harm the trading price of the Company's common stock if it is ever traded and materially harm its business. The Company will need to raise $350,000 in order to meet its budget goals in the next twelve months.

THE MANAGEMENT TEAM IS INEXPERIENCED IN THIS PROPOSED BUSINESS AND IT WILL NEED EXPERIENCED PERSONNEL TO OPERATE AT ALL


If the Company fails to overcome the risks of inexperienced personnel during any operations, if it ever commences such, the revenue generating ability, and the potential of profitability will be adversely affected because operational costs would probably exceed income. The result would be a deficit on operations and deficit cash flow, operations losses and the potential for bankruptcy due to such possible losses.


The Company's business began in 1999. The Company is substantially dependent on the efforts of Mr. Kelly Kendall, President, Chief Executive Officer and Chief Financial Officer, Mr. Wesley F. Whiting, Secretary, consultant and director, and Leland E. Watson, II, director, who have no proven record of success in the selling of nutritional products via the Internet. In addition, future success depends on its ability to identify, hire, train, retain and motivate personnel. The Company currently has no employees and no consultants. The Company expects to add personnel to manage any growth of operations. However, the nutritional supplement market is highly competitive, and obtaining new personnel could be costly in terms of cash compensation or equity necessary to attract them to the Company, or such personnel may not be available to the Company on any terms. Competition for these individuals is intense and the Company may be unable to successfully attract, assimilate or retain sufficiently qualified personnel in the future. The Company does not currently carry key man life insurance for its principal officers.

MANAGEMENT DEVOTES A LIMITED AMOUNT OF TIME TO THE COMPANY WHICH MAY IMPAIR THE PROGRESS OR SUCCESS OF BUSINESS WHICH MAY BE DEVELOPED PURSUANT TO ITS PLAN


If the Company fails to overcome the risks of part-time management during any operations, if it ever commences such, the revenue generating ability, and the potential of profitability will be adversely affected because operational costs would probably exceed income. The result would be a deficit on operations and deficit cash flow, operations losses and the potential for bankruptcy due to such possible losses.


The current members of management do not devote full or even substantial time to the operations of the Company. They devote less than 5 hours per week. This lack of time devoted to the Company could mean that operations are not managed, if they develop, or that opportunities are lost for business or financing, or that profitable operations are never developed. Any investor should consider this risk as significantly against the possibility of successful operations of the Company.

FUTURE OPERATING RESULTS OF THE COMPANY, IF ANY DEVELOP, ARE UNPREDICTABLE AND SUCH MAY HAVE AN ADVERSE AFFECT ON STOCK VALUE IF ANY MARKET EVER DEVELOPS


If the Company fails to overcome the risks of unpredictable operating results during any operations, if it ever commences such, the revenue generating ability, and the potential of profitability will be adversely affected because operational costs would probably exceed income. The result would be a deficit on operations and deficit cash flow, operations losses and the potential for bankruptcy due to such possible losses.


If business is commenced:

Revenues and operating results may fluctuate significantly from quarter to quarter due to a number of factors, not all of which are in the Company's control. These factors include:

-    ability  to  attract  and  retain  new  customers  and  maintain   customer
     satisfaction;

-    new Web sites, services and products introduced by competitors;

-    price competition;

- decreases in the level of growth, use of, or consumer acceptance of, the Internet and other online services for the purchase of consumer products;

-    ability to attract new personnel in a timely and effective manner;

- government regulations related to nutritional supplements for commerce or sales and distribution of natural products; and

- general economic conditions and economic conditions specific to the nutritional supplements industry.

THE TARGET MARKETS OF THE COMPANY ARE HIGHLY COMPETITIVE FOR NUTRITION SUPPLEMENTS WHICH MAY CAUSE THE COMPANYS FAILURE AT THIS BUSINESS


If the Company fails to overcome the risks of competition during any operations, if it ever commences such, the revenue generating ability, and the potential of profitability will be adversely affected because operational costs would probably exceed income. The result would be a deficit on operations and deficit cash flow, operations losses and the potential for bankruptcy due to such possible losses.


The nutritional supplement market is relatively new and intensely competitive. The Company expects competition to intensify in the future because barriers to entry are minimal, and current and new competitors can launch new products at a relatively low cost. In addition, the health products industry is intensely competitive with well financed wholesalers and distributors of nutrition products.

The Company may compete with the growing number of manufacturers that sell their products directly online. The Company may compete with traditional store-based retailers and mail order and/or direct marketers. Competitive pressures created by any one of these conditions or future competitors, could have a material adverse affect on the Company's operations.


THE COMPANY WILL HAVE TO RELY ON MANUFACTURERS, DISTRIBUTORS AND WHOLESALERS FOR ITS PRODUCTS AND THEREFORE MAY NOT BE ABLE TO PURCHASE PRODUCTS AT COMPETITIVE PRICES FOR RESELLING


If the Company fails to overcome the risks of no committed manufacturer/suppliers and potential that it may not be able to purchase competitively priced products during any operations, if it ever commences such, the revenue generating ability, and the potential of profitability will be adversely affected because operational costs would probably exceed income. The result would be a deficit on operations and deficit cash flow, operations losses and the potential for bankruptcy due to such possible losses.


The Company will be entirely dependent upon the manufacturers, distributors and wholesalers that supply it with products for resale, and the availability of these products is unpredictable. The Company has no long-term or exclusive arrangements with any manufacturer or distributor that guarantees the availability of any of its products for resale.

THE COMPANY COMMON STOCK PRICE MAY BE VOLATILE IF IT IS EVER TRADED, RESULTING IN POTENTIAL INVESTOR LOSSES OR ILLIQUIDITY


If the Company fails to overcome market volatility during any trading, if it ever commences such, the potential of share price fluctuation in dramatic swings may cause lack of interest and support for the Company shares.

The stock market has experienced extreme price and volume fluctuations, which have particularly affected the market prices of many small companies, and which have often been unrelated to the operating performance of these companies. If ever traded, the trading price of the Company's common stock is likely to be highly volatile and subject to wide fluctuations due to the fact that it is a very small company, as well as in response to the following factors:

-    it has no business history of any revenues;

-    conditions or trends in the nutrition industries;

- changes in the economic performance and/or market valuations of other nutrition supplement companies; and

- general economic conditions and changes or volatility in the financial market.

These broad market and industry factors may adversely affect the market price of the Company's common stock, regardless of its actual operating performance. In the past, following periods of volatility in the market price of stock, many companies have been the object of securities class action litigation. If the Company was to be sued in a securities class action, it could result in substantial costs and a diversion of management's attention and resources.



THE COMPANY'S NEED FOR ADDITIONAL FINANCING AND THE LACK OF ANY CASH, AND NEGATIVE WORKING CAPITAL OF MAY CAUSE IT TO FAIL TO ACHIEVE ITS BUSINESS PLAN

If the Company fails to overcome the risks of lack of adequate funding during any operations, if it ever commences such, the revenue generating ability, and the potential of profitability will be adversely affected because operational costs would probably exceed income. The result would be a deficit on operations and deficit cash flow, operations losses and the potential for bankruptcy due to such possible losses.

The Company has no funds, and such funds may not be adequate to commence its business plan. Even if funds are raised to commence the business plan, there is no assurance that such will be adequate to achieve any of its goals or ever achieve cash flow. The Company has negative working capital and no cash as of this amended filing date.

The ultimate success of the Company will depend upon its ability to raise capital initially of $350,000 and additional capital later. The Company has not investigated the availability, source, or terms that might govern the acquisition of additional capital and will not do so until it determines a need for additional financing. If additional capital is needed, there is no assurance that funds will be available from any source or, if available, that they can be obtained on terms acceptable to the Company. If not available, the Company's operations will be insignificant.

The Company anticipates needing $350,000 in funding to carry out its business plan within its budget. It anticipates attempting to raise this money in Summer 2004. The Company has no cash now.


REGULATION OF PENNY STOCKS AND THE ADVERSE EFFECT OF SUCH REGULATIONS ON PENNY STOCKS MAY CAUSE THE STOCK TO HAVE LITTLE OR NO VALUE

The Company's securities, if available for trading, will be subject to Securities and Exchange Commission "Penny Stock" rules that imposes special sales practice requirements upon broker-dealers who sell such securities to persons other than established customers or accredited investors. For purposes of the rule, the phrase "accredited investors" means, in general terms, institutions with assets in excess of $5,000,000, or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, when combined with a spouse's income, exceeds $300,000). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of broker-dealers to sell the Company's securities and also may affect the ability of purchasers in this offering to sell their securities in any market that might develop therefore. Many larger brokers do not like to deal with "Penny Stocks."

THE STOCK OF THE COMPANY IS A "PENNY STOCK" AND THE RULES ARE APPLICABLE TO THE COMPANY'S STOCK WHICH MAY CAUSE THE STOCK TO BE VERY ILLIQUID OR VOLATILE IN PRICE.


If the Company fails to overcome the risks of being a "Penny Stock" during any operations, if it ever commences such, the revenue generating ability, and the potential of profitability will be adversely affected because operational costs would probably exceed income. The result would be a deficit on operations and deficit cash flow, operations losses and the potential for bankruptcy due to such possible losses.

The Securities and Exchange Commission has adopted a number of rules to regulate "penny stocks." Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Securities Exchange Act of 1934, as amended. Because the securities of the Company are "penny stocks" within the meaning of the rules, the rules apply to the Company and to its securities. The rules further affect the ability of owners of Shares to sell the securities of the Company in any market that might develop for them. The various Rules; 3a51-1, 15g-1, 2, 3, 4, 5, 6, and 9 which deal with definitions, practices and procedures for "Penny Stocks" are summarized on page 31.

THE COMPANY IS NOT DIVERSIFIED AND SUCH LACK OF DIVERSITY IS A RISK TO INVESTORS


If the Company fails to overcome the risks and lack of diversity during any operations, if it ever commences such, the revenue generating ability, and the potential of profitability will be adversely affected because operational costs would probably exceed income. The result would be a deficit on operations and deficit cash flow, operations losses and the potential for bankruptcy due to such possible losses.


Because of the limited financial resources that the Company has, it is unlikely that the Company will be able to diversify its acquisitions or operations. The Company's probable inability to diversify its activities into more than one area will subject the Company to economic fluctuations within a particular business or industry and therefore increase the risks associated with the Company's operations.

THE COMPANY OPERATIONS MAY SUFFER DUE TO A LACK OF CONTINUITY IN MANAGEMENT


If the Company fails to overcome the risks of lack of management continuity during any operations, if it ever commences such, the revenue generating ability, and the potential of profitability will be adversely affected because operational costs would probably exceed income. The result would be a deficit on operations and deficit cash flow, operations losses and the potential for bankruptcy due to such possible losses.


The Company does not have an employment agreement with its officers and directors, and as a result, there is no assurance they will continue to manage the Company in the future.


THE COMPANY HAS AGREED TO THE INDEMNIFICATION OF OFFICERS AND DIRECTORS FOR LITIGATION WHICH COULD COST THE COMPANY MONEY FOR SUCH INDEMNITY

Colorado Statutes provide for the indemnification of its directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on behalf of the Company. The Company will also bear the expenses of such litigation for any of its directors, officers, employees, or agents, upon such person's promise to repay the Company therefor if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by the Company which it will be unable to recoup. As a practical matter it is impossible to find anyone to serve in any corporate office unless indemnification is granted. The indemnity is not extended to areas of fraud, theft, bad faith, or other criminal acts.

INVESTORS MAY BE AT RISK BECAUSE DIRECTOR'S LIABILITY IS LIMITED

Colorado Statutes exclude personal liability of its directors to the Company and its stockholders for monetary damages for breach of fiduciary duty except in certain specified circumstances such as fraud, theft, or other criminal acts. Accordingly, the Company will have a much more limited right of action against its directors than otherwise would be the case. This provision does not affect the liability of any director under federal or applicable state securities laws.

The Colorado Corporation Act excludes personal liability for its directors for monetary damages based upon any violation of their fiduciary duties as directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts in violation of the Colorado Corporation Act, or any transaction from which a director receives an improper personal benefit. This exclusion of liability does not limit any right which a director may have to be indemnified and does not affect any director's liability under federal or applicable state securities laws.

THE COMPANY MAY DEPEND UPON OUTSIDE ADVISORS, WHICH MAY BE EXPENSIVE AND WHICH MAY BE UNAVAILABLE

To supplement the business experience of its officers and directors, the Company may be required to employ accountants, technical experts, appraisers, attorneys, or other consultants or advisors. The selection of any such advisors will be made by the Company's President without any input from stockholders. Furthermore, it is anticipated that such persons may be engaged on an "as needed" basis without a continuing fiduciary or other obligation to the Company. In the event the President of the Company considers it necessary to hire outside advisors, he may elect to hire persons who are affiliates, if they are able to provide the required services.

THERE ARE NO FORESEEABLE DIVIDENDS TO BE PAID ON COMMON STOCK

The Company has not paid dividends on its Common Stock and does not anticipate paying such dividends in the foreseeable future.

NO PUBLIC MARKET EXISTS FOR THE COMPANY'S COMMON STOCK WHICH MEANS THERE IS NO LIQUIDITY FOR A SHAREHOLDER

There is no public market for the Company's common stock, and no assurance can be given that a market will develop or that a shareholder ever will be able to liquidate his investment without considerable delay, if at all. If a market should develop, the price may be highly volatile. Factors such as those discussed in this "Risk Factors" section may have a significant impact upon the market price of the securities offered hereby. Owing to the low price of the securities, many brokerage firms may not be willing to effect transactions in the securities. Even if a purchaser finds a broker willing to effect a transaction in these securities, the combination of brokerage commissions, state transfer taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of such securities as collateral for any loans.

POSSIBLE  RULE 144  SALES  MAY  HAVE A  DEPRESSIVE  AFFECT  ON PRICE IF A MARKET
DEVELOPS

All of the outstanding shares of Common Stock held by present officers, and directors are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended. As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act, if any are available, and as required under applicable state securities laws. Rule 144 provides in essence that a person who has held restricted securities for one year may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1.0% of a company's outstanding common stock or the average weekly trading volume during the four calendar weeks prior to the sale. There is no limit on the amount of restricted securities that may be sold by a nonaffiliate after the restricted securities have been held by the owner for a period of two years. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to subsequent registration of shares of Common Stock of present stockholders, may have a depressive effect upon the price of the Common Stock in any market that may develop. A total of 183,034 shares are eligible to be sold pursuant to Rule 144 now and a total of 94,384 shares could be sold by insiders pursuant to Rule 144, in the next year, and 47,192 in the next six months, if a) the Company were approved for trading, which it is not, b) no further shares are issued, c) the Company remains current in its reports, and d) sellers meet the requirements of Rule 144 to sell.

BLUE SKY RESTRICTIONS ON SALE OF SHARES IN VARIOUS STATES MAY IMPAIR LIQUIDITY IF ANY MARKET DEVELOPS

Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities.


ITEM  2.  MANAGEMENT'S   DISCUSSION  AND  ANALYSIS  OF  OPERATIONS  OR  PLAN  OF
OPERATIONS.


The Company may purchase nutriceutical products from wholesalers and resell at a retail price through its web site or if it hires a salesperson. The web site is functional, but no orders are being taken through it. Those products are:

o Multi-Vitamin, a Chelated multiple vitamin with two-a-day dosage delivered in a 60 tablet bottle; Vitamin-E, a 400 i.u. supplement delivered in a 60 capsule bottle; Vitamin-C, a 1000 MG supplement delivered in a 60 tablet bottle;
Calcium, a 150 MG Chelated supplement delivered in a 60 tablet bottle; B+Complex, a Meth-Choline, vitamin B complex supplement delivered in a 60 capsule bottle; Zinc, a 10 MG, Chelated supplement delivered in a 60 tablet bottle; Selenium, a 200 MCG/100 i.u., Chelated supplement delivered in a 60 tablet bottle; Ginseng, an energy supplement delivered in a 60 capsule bottle; Bido+, a sexual enhancement nutritional supplement delivered in a 60 tablet bottle; Aloe+, a soluble powder supplement delivered in a 30 day supply canister; Fiber+, a soluble powder supplement delivered in a 30 day supply canister to be consumed twice-a-day.

The Company in 1998-1999 obtained vitamin products from a manufacturer under a private label arrangement, which effectively put the Company's label on the manufactured product. All of those products were sold. NONE ARE NOW BEING OFFERED FOR SALE. No other additional products have been purchased or labeled. The Company does not now intend to enter into manufacturing of any nutriceutical products under any circumstances. All products will be furnished by other manufacturers.

The Company currently has no arrangement to "private label" although such arrangement is commonly available.

Plan of Operations (See "Business")
------------------

The Company intends to commence its operational phase to begin marketing nutritional products within six months, if and only if, it is able to raise at least $100,000 in capital. The Company has developed a budget for its operations for the next year. The Company has established milestones in its plan of operations which may not be achieved, or even if achieved, may not result in successful business operations.

Milestones (See "Business")
----------

Other than test marketing and initial website design, the Company has not achieved any milestones in its business plan.

Capital Raising
---------------

The Company intends to attempt to raise an initial $100,000 in capital followed in approximately four months with an additional $250,000.

Product Commitments
-------------------

Contracts   or  ordering   and  supply   arrangements   with   wholesalers   and
manufacturer -  None at this time.

Marketing
---------

The Company marketing plan includes the following steps:

     Advertising - design and implementation of advertising for the initial products.

     Store Placement - the Company will seek arrangements to place products in retail stores.

     Online - the Company will update and refine its website prior to commencement of marketing.

     Labeling - the Company will complete its label design prior to marketing.

     Product Expansion - additional of product lines.


The Budget
----------

The Company has formulated a budget for its operational plan for the next twelve months. The budget is as yet unfunded and the Company will have to achieve either loans or private placements of stock, or both, to achieve funding. The Company has no commitments whatsoever for any loans or private placements. The Company does not plan to even attempt to raise any monies for operations until it clears SEC comments on its Form 10-SB.

                                     BUDGET

General and Administrative                              $ 65,000
Marketing
        Advertising                                     $100,000
        Store Placement                                 $ 40,000
        Online                                          $ 20,000
        Labeling                                        $ 15,000
Product inventory                                       $ 80,000
Consulting, Legal, Accounting                           $ 30,000
                                                        --------
                                                        $350,000

If the Company fails to achieve the funding of $350,000 then it will certainly have insufficient funding to achieve enough of the milestones to reach any significant product sales. This could easily result in the failure of the Company business. If the Company achieves part of the funding but not all it will be unable to fund its budget to try to achieve milestones in the plan. If the Company achieves its milestones there is no assurance it can expand sales or operate profitably. If the Company achieves its milestones it may well need significant additional capital in order to continue to operate or to be competitive enough with other marketers to remain in business by operating on at least a break even basis.

                                MILESTONE CHART
Capital Raising
        $100,000                                        3 months
        $250,000                                        6 months

Product Commitments                                     3 months

Marketing
        Labeling                                        3 months
        Advertising                                     3-6 months
        Store Placement                                 6 months
        Online                                          3 months

Product inventory acquisition                           9 months

International Market Expansion                          18 months

The Company has not reached any of these milestones. The milestones are cumulative and codependent on other milestones. The failure of the Company to achieve any milestone will probably result in unsuccessful operations, since the subsequent milestones are dependent to a great degree, or completely, on the success of the other prior milestones.


RESULTS OF OPERATIONS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2003 COMPARED TO PRIOR YEAR

The Company had no revenue in fiscal year ended December 31, 2003 or in 2002 due to the Company ceasing any sales prior to 2002. The Company incurred expenses of $1,000 in the fiscal year ended December 31, 2003 compared to $1,845 in expenses in 2002. The expenses in 2003 were due to miscellaneous costs. The net loss was ($7,031) in fiscal year ended in 2003 compared to ($7,245) in fiscal year ended in 2002 at December 31 which losses included accrued interest. The net loss per share was nominal in fiscal year ended December 31, 2003 fiscal year ended on December 31, 2002.

The Company has accumulated deficit since inception of ($109,994). The Company expects the trend of losses will continue until such time as the Company is unable to obtain or develop a business which may become profitable. Of course, there is no assurance that any profitable business will ever exist in the Company.

The Company had no cash or other assets with which to conduct operations as of date of this amended document. The lack of liquidity or liquid assets raises substantial doubt about the Company's ability to continue as a going concern unless it is able to generate sufficient cash flows to fund and sustain operations. To meet required current operating expenses the Company is totally dependent upon its principal shareholders to advance funds until the Company has acquired another entity that has sufficient resources to fund the Company's operations. No agreement exists to advance funds.

RESULTS OF OPERATIONS FOR THE QUARTER ENDED JUNE 30, 2004

The Company had no revenues or operations for the quarter. The Company incurred no expenses in the quarter in 2004 compared to $120 in the same quarter of 2003. The Company incurred interest expense of $1,350 and $1,350 in the quarter in 2004 and 2003 respectively. The Company had ($1,350) loss in the quarter in 2004 compared to a ($1,470) loss in the quarter in 2003. There was nominal loss per share in 2004 and in 2003. There can be no assurance that the Company will be able to commence business.

COMPARISON OF OPERATING RESULTS FOR THE SIX MONTH PERIOD ENDED JUNE 30, 2004 AND JUNE 30, 2003

The Company had no revenues for the period in 2004 or 2003. The Company incurred no expenses in the six months in 2004 and incurred $240 in expenses in 2003 in the same period. The Company accrued interest expense of $2,700 and $2,700 in the six month period in 2004 and 2003, respectively. The Company had ($2,700) loss in 2004 compared to a loss of ($2,940) in 2003 in the period. The loss per share in the period was nominal in 2004 and in 2003.

Need for Additional Financing
-----------------------------

The Company does not have capital sufficient to meet the Company's cash needs, including the costs of compliance with the continuing reporting requirements of the Securities Exchange Act of 1934. The Company will have to seek loans or equity placements to cover such cash needs.

No commitments to provide additional funds have been made by management or other stockholders. Accordingly, there can be no assurance that any additional funds will be available to the Company to allow it to cover its expenses as they may be incurred.

Irrespective of whether the Company's cash assets prove to be inadequate to meet the Company's operational needs, the Company might seek to compensate providers of services by issuances of stock in lieu of cash.

The Company has no plans for any research and development in the next twelve months. The Company has no plans at this time for purchases or sales of fixed assets which would occur in the next twelve months.

The Company has no expectation or anticipation of significant changes in number of employees in the next twelve months, however, if it achieves funding and business operations, it may acquire or add employees of an unknown number in the next twelve months.

Shareholders have, over the years, advanced approximately $66,000 to the Company. The amounts are due on demand, bear 8% interest, and have no other specific terms. The lenders did not receive nor is there any obligation to pay any additional consideration for such advances.


Liquidity & Capital Resources
-----------------------------

The Company remains in the development stage and, since inception, has experienced significant liquidity problems and has no significant capital resources now and has stockholder's deficit of ($84,000) approximately at December 31, 2003 and a ($87,500) deficit at June 30, 2004. The Company has no current assets and no other assets at December 31, 2002 or June 30, 2004.

The Company is unable to carry out its plan of business without funding. The Company cannot predict to what extent its current lack of liquidity and capital resources will impair the business plan or whether it will incur future operating losses. There is no assurance that the Company can continue as a going concern without substantial funding, for which there is no source. The Company has not required cash for operations in 2003 or to date. The Company does not have any way to pay its current bills, from cash flow (of which it has none) or otherwise through loans from shareholders or others.

The Company estimates it will require $25,000 to $30,000 to cover legal, accounting, transfer and miscellaneous costs of being a reporting company in the next fiscal year. The Company will have a cash shortfall for current annual costs of at least $25,000 to $30,000, for which it has no source except shareholder loans or contributions, none of which have been committed.

The Company has no cash for any operations. It will have to make private placements of stock, for which it has no sources, or obtain loans from shareholders, to have any cash for even limited operations. There are no committed loan sources at this time.

ITEM 3. DESCRIPTION OF PROPERTY.

The Company has no property. The Company does not currently maintain an office or any other facilities. It does currently maintain a mailing address at 1020 W. Timbervale Trail, Highlands Ranch, CO 80129, which is the office address of its President, Kelly Kendall. The Company pays no rent for the use of this mailing address. The Company does not believe that it will need to maintain an office at any time in the foreseeable future in order to carry out its plan of operations described herein.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

The following table sets forth, as of the date of this Registration Statement, the number of shares of Common Stock owned of record and beneficially by executive officers, directors and persons who hold 5.0% or more of the outstanding Common Stock of the Company. Also included are the shares held by all executive officers and directors as a group.

SHAREHOLDERS/BENEFICIAL                         NUMBER OF SHARES       OWNERSHIP
OWNERS                                                                PERCENTAGE
--------------------------------------------------------------------------------
Kelly Kendall, President and Director                0                    0%
1020 W. Timbervale Trail
Highlands Ranch, CO 80129

Wesley F. Whiting, Secretary                         0                    0%
Treasurer and Director
10200 W. 44th Ave., #200E
Wheat Ridge, CO 80033

Leland E. Watson, II, Director                       0                    0%
231 W. Jamison Circle # 5
Littleton, CO 80120

Mark Urich   (1)                               308,500                 38.7%
8385 S. Cobblestone
Highlands Ranch, CO 80126

Rocky Mountain Financial Network, Inc. (2)     200,000                 25.4%
4600 S. Syracuse #900
Denver, CO 80237

Clarence K. Swanson                            195,000                 24.7%
Donna A. Swanson, JTWRPS
Rt. 3, Box 49
McCook, NE 69001

Besler Gottlieb                                100,000                 12.7%
637 Valencie Drive
Boulder City, NV 89005

Kjell Tornblom                                  50,000                  6.35%
Bjornholm 668
28040 Skanes Fagerhult, SWEDEN

All directors and executive                          0                    0%
officers as a group (3 persons)

(1) Includes 200,000 shares owned by Rocky Mountain Financial Network, LLC of which Mr. Urich is a principal.

(2) beneficially Mark Urich

Each principal shareholder has sole investment power and sole voting power over the shares.

ITEM 5. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.

The directors and executive officers currently serving the Company are as follows:

Name                           Position Held                      Tenure
--------------------------------------------------------------------------------
Kelly Kendall              President and Director             Since 2002
Wesley F. Whiting          Secretary, Treasurer & Director    Since 2003
Leland E. Watson, II       Director                           Since 2003

The directors named above will serve until the next annual meeting of the Company's stockholders. Thereafter, directors will be elected for one-year terms at the annual stockholders' meeting. Officers will hold their positions at the pleasure of the board of directors, absent any employment agreement, of which none currently exists or is contemplated. There is no arrangement or understanding between the directors and officers of the Company and any other person pursuant to which any director or officer was or is to be selected as a director or officer.

The directors and officers of the Company will devote such time to the Company's affairs on an "as needed" basis, but less than 5 hours per week. As a result, the actual amount of time which they will devote to the Company's affairs is unknown and is likely to vary substantially from month to month.

Biographical Information
------------------------


Kelly Kendall, age 29, President and Director of the Company since 2002. Mr. Kendall received a B.S. in Business Management in 1999 from University of Phoenix. From 1993-1996 he was in the U.S. Marine Corps. In 1998-1999 he was President of A Musician's Touch, Inc. which attempted to start an internet music marketing service. In 2001-2002 he was President of eMotion Records, Inc. which was formed to market Mr. Kendall's keyboard music as custom music for multimedia productions. A subsidiary of eMotion was A.N.A. Soundscapes, which was to be a music producer for multimedia for other musicians. Mr. Kendall filed a personal bankruptcy in 1999. Mr. Kendall was employed by Comp USA as Service Center Manager in 1999-2000. Comp USA is a computer retailer. In 2000-2001 he was an account executive for Sapphire Technology, a software seller. Mr. Kelly was Chief Operating Officer of TheFinancialNetwork.com from early 2003 until February 2004.


Wesley Whiting, age 71, Secretary, Treasurer and Director of the Company since 2003. Mr. Whiting was President, director, and secretary of Berge Exploration, Inc. (1978-88), an oil and gas exploration company, and President, vice president, and director of NELX, Inc. (1994-1998), engaged in real estate development and attempts at technology development, and was vice president and director of Intermountain Methane Corporation (1988-91), and President of Westwind Production, Inc. (1997-1998), an oil and gas exploration company. He was a director of Kimbell deCar Corporation (1998 until 2000) and he has been President and a director of Dynadapt System, Inc. since 1998, a company in reorganization without business. Dynadapt attempted to develop web site software solutions and is inactive. He was a Director of Colorado Gold & Silver, Inc. from 1999 to 2000. He was President and director of Business Exchange Holding Corp. from 2000 to date and Acquisition Lending, Inc. (2000 to date), both of which are private holding companies for stock investments. He is director and Vice President of Utilitec, Inc, 1999 to date. It has sought to be an environmental remediation business. He was president of Premium Enterprises, Inc. October, 2002 to December 30, 2002 and was a director of Premium Enterprises, Inc. from October 2002 to June 2003. Premium Enterprises is engaged in the "text to multimedia conversion" business.

Leland E. Watson, II, age 55, Director of the Company since 2003. Mr. Watson was President and a Director of Goaltimer International, Inc. since inception until 2002. He has been Marketing Manager of National Printing & Packaging (Direct Marketing Division) in Denver, Colorado from September 2000 to the present. He was senior Account Executive at EAGLEDIRECT.COM (Division of Master Graphics) in Denver, Colorado from October 1997 to September 2000. He was an Account Executive, Writer and Marketing Manager of Print 20/20 in Denver, Colorado from February 1997 to October 1997. He was a Sales Manager for Oran V. Siler Printing Co. in Denver, Colorado from July 1996 to February 1997. His education is an associate degree in Graphic Arts and in Business Management. Mr. Watson was appointed a director of Registrant in August 2003. Mr. Watson has been an officer of TheFinancialNetwork.com since 2003.


Management will devote part time to the operations of the Company up to 5 hours per week.


As of the date of filing this report, the Company has no funds available to pay officers or directors. Further, none of the officers or directors is accruing any compensation pursuant to any agreement with the Company. No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of its employees.

Indemnification of Officers and Directors
-----------------------------------------

As permitted by Colorado Statutes, the Company may indemnify its directors and officers against expenses and liabilities they incur to defend, settle, or satisfy any civil or criminal action brought against them on account of their being or having been Company directors or officers unless, in any such action, they are adjudged to have acted with gross negligence or willful misconduct. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

Exclusion of Liability
----------------------

The Colorado Corporation Act excludes personal liability for its directors for monetary damages based upon any violation of their fiduciary duties as directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts in violation of the Colorado Corporation Act, or any transaction from which a director receives an improper personal benefit. This exclusion of liability does not limit any right which a director may have to be indemnified and does not affect any director's liability under federal or applicable state securities laws.

Conflicts of Interest
---------------------

The officers and directors of the Company will not devote more than a portion of their time to the affairs of the Company. There will be occasions when the time requirements of the Company's business conflict with the demands of their other business and investment activities. Such conflicts may require that the Company attempt to employ additional personnel. There is no assurance that the services of such persons will be available or that they can be obtained upon terms favorable to the Company.

Additional conflicts of interest and non-arms length transactions may also arise in the future in the event the Company's officers or directors are involved in the management of any firm with which the Company transacts business. The Board has adopted a policy that if any Board member or officer has any financial interest in another company with which the company may enter into any contract, such interest must be disclosed in writing, the Board member must abstain from voting on the issue, it must be approved by disinterested directors on terms comparable in the industry in an arms length transaction. Although the Board of Directors could elect to change this policy, the Board of Directors has no present intention to do so. In addition, if the Company and other companies with which the Company's officers and directors are affiliated both desire to take advantage of a potential business opportunity, then the Board of Directors has agreed that said opportunity should be available to each such company in the order in which such companies were incorporated.


ITEM 6. EXECUTIVE COMPENSATION.

                                     SUMMARY COMPENSATION TABLE OF EXECUTIVES
                                   Annual Compensation                         Awards
-----------------------------------------------------------------------------------------------------------------------
Name and Principal       Year         Salary ($)     Bonus ($)    Other Annual            Restricted Stock     Securities
Position                                                          Compensation ($)        Award(s)             Underlying Options/
                                                                                          ($)                  SARs (#)
-----------------------------------------------------------------------------------------------------------------------
Kelly Kendall,           2001         0              0            0                       0                    0
President and            2002         0              0            0                       0                    0
Director
-----------------------------------------------------------------------------------------------------------------------
Wesley F. Whiting        2001         0              0            0                       0                    0
Secretary/Treasurer,     2002         0              0            0                       0                    0
and Director
-----------------------------------------------------------------------------------------------------------------------


Directors' Compensation
-----------------------

                             Directors' Compensation
                             -----------------------
Name                       Annual  Meeting  Consulting      Number   Number of
                         Retainer  Fees     Fees/Other      of       Securities
                           Fee ($) ($)      Fees ($)        Shares   Underlying
                                                            (#)      Options
                                                                     SARs (#)
--------------------------------------------------------------------------------
A. Director                 0        0          0            0           0
Kelly Kendall

B. Director
Wesley F. Whiting           0        0          0            0           0

C. Director
Leland E. Watson, II        0        0          0            0           0
--------------------------------------------------------------------------------

Option/SAR Grants Table (None)

Aggregated  Option/SAR  Exercises in Last Fiscal Year an FY-End Option/SAR value
(None)

Long Term Incentive Plans - Awards in Last Fiscal Year (None)

No officer or director has received any other remuneration in the two year period prior to the filing of this registration statement. There is no current plan in existence, to pay or accrue compensation to its officers and directors for services related to seeking business opportunities and completing a merger or acquisition transaction. See "Certain Relationships and Related Transactions." The Company has no stock option, retirement, pension, or profit-sharing programs for the benefit of directors, officers or other employees, but the Board of Directors may recommend adoption of one or more such programs in the future.

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

No officer, director, or affiliate of the Company has or proposes to have any direct or indirect material interest in any asset proposed to be acquired by the Company through security holdings, contracts, options, or otherwise.

A shareholder, Mark Urich, advanced approximately $66,000 to the Company over the years. The advance bears no interest, is due on demand and has no other specific terms.

The Company has adopted a policy under which any consulting or finder's fee that may be paid to a third party for consulting services to assist management in evaluating a prospective business opportunity would be paid in stock or in cash. Any such issuance of stock would be made on an ad hoc basis. Accordingly, the Company is unable to predict whether or in what amount such a stock issuance might be made.

ITEM 8. DESCRIPTION OF SECURITIES.

Common Stock
------------

The Company's Amended Articles of Incorporation authorize the issuance of 100,000,000 shares of Common Stock $.0001 par value. Each record holder of Common Stock is entitled to one vote for each share held on all matters properly submitted to the stockholders for their vote. Cumulative voting for the election of directors is not permitted by the Articles of Incorporation.

Holders of outstanding shares of Common Stock are entitled to such dividends as may be declared from time to time by the Board of Directors out of legally available funds; and, in the event of liquidation, dissolution or winding up of the affairs of the Company, holders are entitled to receive, ratably, the net assets of the Company available to stockholders. Holders of outstanding shares of Common Stock have no preemptive, conversion or redemptive rights. All of the issued and outstanding shares of Common Stock are, and all unissued shares when offered and sold will be, duly authorized, validly issued, fully paid, and nonassessable. To the extent that additional shares of the Company's Common Stock are issued, the relative interests of then existing stockholders may be diluted.

There are no provisions of Articles or Bylaws that would delay, defer, or prevent a change in control of the Company.

                               Penny Stock Rules
                               -----------------

a) 3a 51-1 defines a "Penny Stock" as effectively any stock that trades at under $5 per share except that a company with net assets of $2,000,000 if it has been in business for three years or net assets of $5,000,000 if it has been in business for less than three years or has average revenues of at least $6,000,000 for last three years may not be classified as "Penny Stocks." The burden is on the broker to follow the rules.

b) 15g-1 provides certain very limited exemptions from either disclosure or procedures related to penny stocks for rules 15g-2 through 6.

c) 15g-2 provides that it is unlawful for a broker/dealer to effect a transaction in any Penny Stock for or with the account of a customer unless prior to effecting such transaction, the broker/dealer has furnished the customer a document containing the information set forth in Schedule 15g and has obtained from the customer a manually signed and dated written acknowledgement of receipt of the disclosure from the customer. Schedule 15g provides written disclosure that the customer is advised that the stock is a "Penny Stock" and is highly risky. It further discloses advice on how to get market information about the stock, the broker, the salesman, and informs the customer about "spread", "bid and ask" broker compensation, legal remedies and rights and generally is designed to discourage customers from buying "Penny Stocks.".

Unfortunately this rule was not applicable to Enron, Adelphia, AT&T, WorldCom, and various other Exchange listed or NASDAQ listed companies - all of which have become "Penny Stocks." An investor should be advised that even stocks not designated as "Penny Stocks" can be subject to similar problem areas as those found in "Penny Stocks."

d) 15g-3 requires broker dealer disclosure of inside bid quotations and other information relating to bid, price, spread, offer price, disclosure of other compensation or markup above consistent offer price, and its cost in certain instances. It also requires disclosure of agency, and best independent interdealer bids and offers if it handles a contemporaneous purchase and sale of a security.

e) 15g-4 requires disclosure of compensation of brokers to customer in connection with the purchase or sale of stock prior to the time of the transaction. Compensation may mean direct commission charged, or mark up over dealer cost.

f) 15g-5 requires disclosure of compensation of any associated persons in connection with Penny Stock transactions. This deals with compensation paid by brokers to solicitors or promoters associated with broker in any way, whether the broker pays or payment is made from some other source. The difficulty with this rule, in application is that the broker may not know what other payments may be made to solicitors or promoters.

g) 15g-6 sets forth the requirements for Account Statements for Penny Stock customers which are price determinations estimated market value and disclosures as of month end, market and price information, identity and number of shares held in account, and a disclosure legend format for "Penny Stocks."

i) 15g-9 specifies sales practice requirements for Penny Stocks and requires a broker to get written information and a pre-approval by the customer before transactions in Penny Stocks may be effected. This includes financial information, experience level of customer in investments, investment objectives of customer.

It further requires delivery of a written statement by broker setting forth the basis on which the broker makes a determination that the customer, from information provided that transactions in Penny Stock are suitable for the customer, based either on the customers experience level or an investment advisors advice to customer, based on the advisors experience level as to evaluating the risks of "Penny Stocks." It makes it unlawful for the broker to affect a transaction in Penny Stocks unless the broker receives written consent of customer on a form with highlighted format that the Broker/Dealer is required to provide the written disclosure statement, that customer should NOT sign and return the statement if not accurate as to experience and investment objectives, and financial situation.

The net effect of these rules has been to greatly discourage brokers from selling "Penny Stocks" and many larger brokers refuse to execute any transactions in "Penny Stocks." This means that so long as the Company would be classified as a "Penny Stock" it will be very difficult to effect transactions if it were to ever be approved to trade. It is probable that the Company would fall into the "Penny Stock" category for the foreseeable future, and this will adversely impact anyone who may be a shareholder.

Shareholders should be aware that, according to Securities and Exchange Commission, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) "boiler room" practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. The Company's management is aware of the abuses that have occurred historically in the penny stock market. The Company does not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, and cannot control marketmakers in any way legally.

Shareholders
------------
Each shareholder has sole investment power and sole voting power over the shares owned by such shareholder.

No shareholder has entered into or delivered any lock up agreement or letter agreement regarding their shares or options thereon. Under Colorado laws, no lock up agreement is required regarding the Company's shares as it might relate to an acquisition.

Transfer Agent
--------------
The Company has engaged Mountain Share Transfer, Inc., Mountain Share Transfer, 1625 Abilene Drive, Broomfield, CO 80020, as its transfer agent.

Reports to Stockholders
-----------------------
The Company plans to furnish its stockholders with an annual report for each fiscal year containing financial statements audited by its independent certified public accountants. In the event the Company enters into a business combination with another company, it is the present intention of management to continue furnishing annual reports to stockholders. The Company intends to comply with the periodic reporting requirements of the Securities Exchange Act of 1934 for so long as it is subject to those requirements, and to file unaudited quarterly reports and annual reports with audited financial statements as required by the Securities Exchange Act of 1934.

                                     PART II

ITEM 1. MARKET PRICE AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND OTHER SHAREHOLDER MATTERS

No public trading market exists for the Company's  securities.  There were forty
(40) holders of record of the Company's common stock on March 15, 2003. No dividends have been paid to date and the Company's Board of Directors does not anticipate paying dividends in the foreseeable future.

ITEM 2. LEGAL PROCEEDINGS

The Company is not a party to any pending legal proceedings, and no such proceedings are known to be contemplated.

No director, officer or affiliate of the Company, and no owner of record or beneficial owner of more than 5.0% of the securities of the Company, or any associate of any such director, officer or security holder is a party adverse to the Company or has a material interest adverse to the Company in reference to any litigation.

ITEM 3. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS.

Not applicable.

ITEM 4. RECENT SALES OF UNREGISTERED SECURITIES.

In 2000 the Company entered into a Share Exchange Agreement with World Health Management, Inc. shareholders in which the Company exchanged 58,384 shares to shareholders of World Health for the control of World Health, which was liquidated. The shares were not issued until January 2001.

The shares were issued on January 23, 2001 to:

Name                            Share Amount
--------------------            -----------------
Kjell Tornblom                        55,900
Yhyre Westergaard                        560
Marie Tornblom                         1,360
Eva Patterson                            564

In addition, the Company issued 4,000 shares to Dwayne DeSylvia for services rendered.

The Company relied upon Section 4(2) and Reg. S. for the exemption from Registration for the issuance of the shares. No commissions were paid to anyone and no general solicitation was made.


ITEM 5. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Colorado Statutes provide that the Company may indemnify its officers and directors for costs and expenses incurred in connection with the defense of actions, suits, or proceedings where the officer or director acted in good faith and in a manner he reasonably believed to be in the Company's best interest and is a party by reason of his status as an officer or director, absent a finding of negligence or misconduct in the performance of duty.

                                   (RESTATED)
                               FINANCIAL STATEMENT
                                TABLE OF CONTENTS
                               For the Years Ended
                           December 31, 2002 and 2001




                                                             PAGE
                                                            -------

INDEPENDENT AUDITOR'S REPORT.............................     F-2

BALANCE SHEETS...........................................     F-3

STATEMENT OF OPERATIONS ...................................   F-4

STATEMENT OF CASH FLOWS...................................    F-5

STOCKHOLDERS' EQUITY (DEFICIT)............................    F-6

NOTES TO FINANCIAL STATEMENTS..............................   F-7

                                 LIFE USA, INC.
                         (A Development Stage Company)
                                   (RESTATED)
                              FINANCIAL STATEMENTS
                              For the Years Ended
                           December 31, 2002 and 2001

                           MICHAEL JOHNSON & CO., LLC
                          Certified Public Accountants
                        9175 East Kenyon Ave., Suite 100
                             Denver, Colorado 80237

Michael B. Johnson C.P.A.                             Telephone:  (303) 796-0099
Member:  A.I.C.P.A.                                         Fax:  (303) 796-0137
Colorado Society of C.P.A.s

                          INDEPENDENT AUDITOR'S REPORT


Board of Directors
Life USA, Inc.
Denver, CO


We have audited the accompanying balance sheets of Life USA, Inc. (A Development Stage Company) as of December 31, 2002 and 2001 and the related statements of operations, stockholders' equity, and cash flows for the years ended December 31, 2001 and 2002, and for the period July 16, 1997 (inception) to December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Life USA, Inc. as of December 31, 2002 and 2001, and the results of their operations and their cash flows for the years ended December 31, 2002 and 2001, and the period July 16, 1997 (inception) to December 31, 2002, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 5, conditions exist which raised substantial doubt about the Company's ability to continue as a going concern unless it is able to generate sufficient cash flows to meet its obligations and sustain its operations. Management's plans in regard to these matters are also described in Note 5. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 7 to the financial statements, certain errors were discovered by the Company, which resulted in an understatement of expenses totaling $206 as of December 31, 2002. Accordingly, the 2002 financial statements have been restated to correct the error.

Michael Johnson & Co., LLC
Denver, Colorado
March 4, 2003
July 18, 2003

                                 LIFE USA, INC.
                         (A Development Stage Company)
                                 Balance Sheets
                        For the Year Ended December 31,

                                                                                    (Restated)
                                                                                       2002                       2001
                                                                                   --------------            ---------------

ASSETS

Current Assets:
     Cash & Cash Equivalents                                                       $           -             $          307
     Accounts Receivable                                                                       -                        206
                                                                                   --------------            ---------------

          Total Current Assets                                                                 -                        513
                                                                                   --------------            ---------------

Other Assets:
     Product Design & Trademark (Net)                                                      2,633                      3,113
     Inventory                                                                                 -                        320
                                                                                   --------------            ---------------

          Total Other Assets                                                               2,633                      3,433
                                                                                   --------------            ---------------

TOTAL ASSETS                                                                       $       2,633             $        3,946
                                                                                   ==============            ===============


LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
     Accounts Payable                                                              $       3,887             $        3,888
     Accrued Expenses                                                                      1,114                      1,115
     Note Payable - Related Parties                                                       75,396                     69,462
                                                                                   --------------            ---------------

          Total Current Liabilities                                                       80,397                     74,465
                                                                                   --------------            ---------------

Stockholders' Equity
     Common Stock. $0.0001 par value, 100,000,000 shares authorized                           79                         79
     786,534 shares issued and outstanding at December 31, 2002 and 2001
     Additional paid-in capital                                                           22,420                     22,420
     Deficit accumulated during the development stage                                   (100,263)                   (93,018)
                                                                                   --------------            ---------------
TOTAL STOCKHOLDERS' EQUITY                                                               (77,764)                   (70,519)
                                                                                   --------------            ---------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                         $       2,633             $        3,946
                                                                                   ==============            ===============


   The accompanying notes are an integral part of these financial statements.

                                 LIFE USA, INC.
                          (A Development Stage Company)
                            Statements of Operations
                        For the Years Ended December 31,
                                                                                                           July 16, 1997
                                                                           (Restated)                     (Inception) to
                                                                          December 31,                     December 31,
                                                               -------------------------------------
                                                                    2002                 2001                  2002
                                                               ---------------      ----------------      ----------------
REVENUES
   Miscellaneous Revenue                                       $            -       $           274       $           528
                                                               ---------------      ----------------      ----------------

Total Income                                                                -                   274                   528
                                                               ---------------      ----------------      ----------------

EXPENSES
     Operating Expenses                                                 1,528                 4,188                71,076
     Office Expenses                                                      206                 1,277                17,615
     Bank Charges                                                         111                   100                   211
                                                               ---------------      ----------------      ----------------

Total Operating Expenses                                                1,845                 5,565                88,902
                                                               ---------------      ----------------      ----------------

Other Income and Expenses
     Interest Income                                                        -                     -                     5
     Interest Expense                                                  (5,400)               (5,400)              (11,894)
                                                               ---------------      ----------------      ----------------

Net Other Income (Expense)                                             (5,400)               (5,400)              (11,889)
                                                               ---------------      ----------------      ----------------

Net Loss from Operations                                       $       (7,245)      $       (10,691)      $      (100,263)
                                                               ===============      ================      ================

Per Share Information
Profit (Loss) per common share                                              *                     *
                                                               ===============      ================

Weighted average number of shares outstanding                         786,534               786,534
                                                               ===============      ================


* Less than $.01


   The accompanying notes are an integral part of these financial statements.

                                 LIFE USA, INC.
                          (A Development Stage Company)
                             Statement of Cash Flows
                         For the Year Ended December 31,
                                Indirect Method
                                                                                    (Restated)                    July 16, 1997
                                                                                     Year Ended                   (Inception) to
                                                                                    December 31,                   December 31,
                                                                               2002              2001                 2002
                                                                           -------------      ------------       ----------------
Cash Flows from Operating Activities:
     Net Profit (Loss)                                                     $     (7,245)      $   (10,691)       $      (100,263)
          Stock issued for services                                                   -             1,872                 16,457
          Amortization                                                              480                87                  1,197
     Adjustments to reconcile net loss to net cash used
       by operating activities
     Decrease in Inventory                                                          320                 -                      -
     Decrease in Accounts Receivable                                                206                 -                      -
     Increase (Decrease) in Accounts Payable                                         (1)            3,270                  3,887
     Increase (Decrease) in Accrued Expenses                                         (1)             (139)                 1,114
                                                                           -------------      ------------       ----------------

Net Cash Used for Operating Activities                                           (6,241)           (5,601)               (77,608)
                                                                           -------------      ------------       ----------------

Cash Flows from Investing Activities:
    Purchase of Intangibles (Trademark)                                               -                 -                 (3,830)
                                                                           -------------      ------------       ----------------

Net Cash from Investing Activities                                                    -                 -                 (3,830)
                                                                           -------------      ------------       ----------------

Cash Flows from Financing Activities
     Proceeds for Notes                                                           5,934             5,400                 75,396
     Proceeds from stock issuance                                                     -                 -                  6,042
                                                                           -------------      ------------       ----------------

Net Cash from Financing Activities                                                5,934             5,400                 81,438
                                                                           -------------      ------------       ----------------

Increase (Decrease) in Cash                                                        (307)             (201)                     -

Cash and Cash Equivalents - Beginning of Period                                     307               508                      -
                                                                           -------------      ------------       ----------------

Cash and Cash Equivalents - End of Period                                  $          -       $       307        $             -
                                                                           =============      ============       ================

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

  Cash paid for interest expense                                           $          -       $         -        $             -
                                                                           =============      ============       ================
  Cash paid for income taxes                                               $          -       $         -        $             -
                                                                           =============      ============       ================

NON-CASH TRANSACTIONS
  Stock issued for services                                                $          -       $     1,872        $        16,457
                                                                           =============      ============       ================


   The accompanying notes are an integral part of these financial statements.

                                 LIFE USA, INC.
                          (A Development Stage Company)
                         Stockholders' Equity (Deficit)
                                December 31, 2002

                                                                                            Accumulated
                                                    Common Stocks            Additional      During the          Total
                                                    -------------             Paid-In         Development    Stockholders'
                                                Shares          Amount        Capital          Stage            Equity
                                              -----------     -----------    -----------    -------------    --------------

Balance - July 16, 1997                                -      $        -     $        -                      $           -

Issuance of Stock for Cash 7/97                  195,000              20          4,972                -             4,992

Issuance of Stock for Services 5/98              286,000              29          7,293                -             7,322

Issuance of Stock for Services 12/98              29,370               3            878                -               881

Net Loss for Period                                    -               -              -          (45,414)          (45,414)
                                              -----------     -----------    -----------    -------------    --------------

Balance - December 31, 1998                      510,370              52         13,143          (45,414)          (32,219)
                                              -----------     -----------    -----------    -------------    --------------

Issuance of Stock for Services 8/99              212,730              21          6,361                -             6,382

Issuance of Stock for Cash  9/99                   1,050               -          1,050                -             1,050

Net Loss for the Year                                  -               -              -          (19,750)          (19,750)
                                              -----------     -----------    -----------    -------------    --------------

Balance - December 31, 1999                      724,150              73         20,554          (65,164)          (44,537)
                                              -----------     -----------    -----------    -------------    --------------

Net Loss for the Year                                  -               -              -          (17,163)          (17,163)
                                              -----------     -----------    -----------    -------------    --------------

Balance - December 31, 2000                      724,150              73         20,554          (82,327)          (61,700)
                                              -----------     -----------    -----------    -------------    --------------

Issuance of Stock for Exchange 1/01               58,384               6          1,747                -             1,747

Issuance of Stock for Services                     4,000               -            120                -               120

Net Loss for the Year                                  -               -              -          (10,691)          (10,691)
                                              -----------     -----------    -----------    -------------    --------------

Balance - December 31, 2001                      786,534              79         22,420          (93,018)          (70,519)
                                              -----------     -----------    -----------    -------------    --------------

Net Loss for the Year                                  -               -              -           (7,245)           (7,245)
                                              -----------     -----------    -----------    -------------    --------------

Balance - December 31, 2002                      786,534      $       79     $   22,420     $   (100,263)    $     (77,764)
                                              ===========     ===========    ===========    =============    ==============




   The accompanying notes are an integral part of these financial statements.

                                 LIFE USA, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                December 31, 2002


Note 1 - Organization and Summary of Significant Accounting Policies:
         ------------------------------------------------------------

Organization:

The Company was incorporated in January 1997, in the state of Colorado and has been in the development stage since it commenced operations on July 16, 1997. It is primarily engaged in creating, developing and causing to be manufactured, herbal, vitamin and fiber supplements. These products are to be targeted at two distinctive geographic segments: the far eastern and Pacific Rim market and the North American market. The Company's fiscal year end is December 31.

Basis of Presentation - Development Stage Company

The Company has not earned significant revenues from limited principal operations. Accordingly, the Company's activities have been accounted for as those of a "Development Stage Enterprise" as set forth in Financial Accounting Standards Board Statement No. 7 ("SFAS 7"). Among the disclosures required by SFAS 7 are that the Company's financial statements be identified as those of a development stage company, and that the statements of operations, stockholder's equity (deficit) and cash flows disclose activity since the date of the Company's inception.

Basis of Accounting:

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States.

Cash and Cash Equivalents:

The Company considers all highly liquid debt instruments, purchased with an original maturity of three months or less, to be cash equivalents.

Use of Estimates:

The preparation of financial statements, in conformity with accounting principles generally accepted in the United States, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Net Loss Per Share:

Net loss per share is based on the weighted average number of common shares and common shares equivalents outstanding during the period.

                                 LIFE USA, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                December 31, 2002

Other Comprehensive Income:

The Company has no material components of other comprehensive income (loss), and accordingly, net loss is equal to comprehensive loss in all periods.

Trademarks:

Trademarks are carried at cost less accumulated amortization, which is calculated on a straight-line basis over their legal or estimated useful lives, whichever is shorter (generally not exceeding fifteen years). The recoverability of carrying values of intangible assets is evaluated on a recurring basis.

Revenue Recognition:

Revenue from sales of herbal, vitamin and fiber supplements is recognized at the time of sale or when the product is shipped.

Note 2 - Federal Income Taxes:
         --------------------

The Company has made no provision for income taxes because there have been no operations to date causing income for financial statements or tax purposes.

The Financial Accounting Standards Board (FASB) has issued Statement of Financial Accounting Standards Number 109 ("SFAS 109"). "Accounting for Income Taxes", which requires a change from the deferred method to the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred income taxes are recognized for the tax consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities.

Deferred tax assets
         Net operating loss carryforwards                       $  24,661
         Valuation allowance                                      (24,661)
                                                                -----------
         Net deferred tax assets                                $       0
                                                                ===========

At December 31, 2002, the Company had net operating loss carryforwards of approximately $89,369 for federal income tax purposes. These carryforwards if not utilized to offset taxable income will begin to expire in 2010.

Note 3 - Capital Stock Transactions:

The authorized capital stock of the Company was 1,000,000 shares of common stock at $.01 par value. On February 26, 2003, the shareholders authorized a change to issue 100,000,000 shares of common stock at a new par value of $.0001. During the period ended December 31, 2002, the Company issued no shares of common stock. 58,234 shares of stock were issued in 2001 in exchange for shares of World Health Management. The exchange shares were expensed at $.03 per share, 4,000 shares were issued for services at $.03/share, the same as previous issues for services.

                                 LIFE USA, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                December 31, 2002



Note 4 - Segment Information
         -------------------

Life USA, Inc. operates primarily in a single operating segment, the development and manufacture of herbal, vitamins and fiber supplements.

Note 5 - Going Concern
         -------------

The Company's financial statements have been presented on the basis that they are a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company's current liabilities exceed the current assets by $80,397.

The Company is in the development stage and has not earned any revenue from operations. The Company's ability to continue as a going concern is dependent upon its ability to develop additional sources of capital or locate a merger candidate and ultimately, achieve profitable operations. Management's plan is to obtain sufficient additional debt or equity financing to finance operations, capital improvements and other necessary activities or to acquire a profitable business.

a. Pertinent conditions and events riving rise to the assessment of substantial doubt about the entity's ability to continue as a going concern for a reasonable period of time. These factors are critical deficiencies that may cause the Company to not be a going concern.

        * no cash on hand to support current or anticipated operations
        * no access to usual trade credit from suppliers
        * recurring operating losses
        * working capital deficiencies from inception
        * no products on hand for sale nor the resources to purchase such products based on current position

b. The possible effects of such conditions and events are the inability to sustain an operation.

c. Management has evaluated the significance of those conditions and events and knows them to be critical.

d.   There could forseeably be a complete discontinuance of operations.

e. Management's plans are to attempt to raise $350,000 for operations in the next year and commence limited marketing.

f. Information about the recoverability or classification of recorded asset amounts or the amounts or classification of liabilities - not applicable.

                                 LIFE USA, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                December 31, 2002

Note 6 - Notes Payable - Related Parties:
         -------------------------------

Notes payable as of December 31, 2002:

         Note payable to Cameron Parker for payment of company
         expenses, incurring interest at 8%, due upon demand.           $15,080

         Notes payable to C.K. Swanson for payment of company
         expenses, incurring interest at 8%, due upon demand.            26,100

         Note payable to Mark Urich for payment of company
         expenses, incurring interest at 8%, due upon demand.            12,766

         Note payable to Rocky Mountain Financial for payment
         of company expenses, incurring interest at 8%, due
         upon demand.                                                    21,450
                                                                        --------

                                    Total Notes Payable                 $75,396
                                                                        ========

In 2001, the Company borrowed $12,766 from Mark Urich, President of the Company and the principal shareholder of the Company bearing interest at 8% per annum. The Company also borrowed $21,450 from Rocky Mountain Financial of which Mark Urich is the principal shareholder bearing interest at 8% per annum. All note holders are considered to be related parties.

Note 7 - Restatement of Financials:
         -------------------------

These financials statements have been restated to show the write-off of inventory that was obsolete. A note was added to the financials to describe the nature of the trademarks, and to show the interest expense for 2001. A comment was added to the Capital Stock Transactions describing the valuation of the stock issuance for 2001. Additional information was provided in the Going Concern Note 5 as to the specific planning that Management has provided.

                               FINANCIAL STATEMENT
                                TABLE OF CONTENTS
                               For the Years Ended
                           December 31, 2003 and 2002




                                                             PAGE
                                                            -------

INDEPENDENT AUDITOR'S REPORT.............................     F-11

BALANCE SHEETS...........................................     F-12

STATEMENT OF OPERATIONS ...................................   F-13

STATEMENT OF CASH FLOWS...................................    F-14

STOCKHOLDERS' EQUITY (DEFICIT)............................    F-15

NOTES TO FINANCIAL STATEMENTS..............................   F-16

                                 LIFE USA, INC.
                          (A Development Stage Company)

                              FINANCIAL STATEMENTS
                               For the Years Ended
                           December 31, 2003 and 2002

                           MICHAEL JOHNSON & CO., LLC
                          Certified Public Accountants
                        9175 East Kenyon Ave., Suite 100
                             Denver, Colorado 80237

Michael B. Johnson C.P.A.                             Telephone:  (303) 796-0099
Member:  A.I.C.P.A.                                         Fax:  (303) 796-0137
Colorado Society of C.P.A.s



                          INDEPENDENT AUDITOR'S REPORT


Board of Directors
Life USA, Inc.
Denver, CO


We have audited the accompanying balance sheets of Life USA, Inc. (A Development Stage Company) as of December 31, 2003 and 2002 and the related statements of operations, stockholders' equity, and cash flows for the years ended December 31, 2003 and 2002, and for the period July 16, 1997 (inception) to December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Life USA, Inc. as of December 31, 2003 and 2002, and the results of their operations and their cash flows for the years ended December 31, 2003 and 2002, and the period July 16, 1997 (inception) to December 31, 2003, in conformity with accounting principles generally accepted in the United States and PCAOB.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 5, conditions exist which raised substantial doubt about the Company's ability to continue as a going concern unless it is able to generate sufficient cash flows to meet its obligations and sustain its operations. Management's plans in regard to these matters are also described in Note 5. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




Michael Johnson & Co., LLC
Denver, Colorado
June 21, 2004


                                 LIFE USA, INC.
                        (A Developmental Stage Company)
                                 Balance Sheets
                        For the Year Ended December 31,

                                                                                       2003                      2002
                                                                                   --------------            --------------

ASSETS

Other Assets:
     Product Design & Trademark (Net)                                              $       1,633             $       2,633
                                                                                   --------------            --------------

          Total Other Assets                                                               1,633                     2,633
                                                                                   --------------            --------------

TOTAL ASSETS                                                                       $       1,633             $       2,633
                                                                                   ==============            ==============


LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
     Accounts Payable                                                              $       5,002             $       3,887
     Accrued Expenses                                                                          -                     1,114
     Note Payable - Related Parties                                                       81,426                    75,396
                                                                                   --------------            --------------

          Total Current Liabilities                                                       86,428                    80,397
                                                                                   --------------            --------------

Stockholders' Equity
     Common Stock. $0.0001 par value, 100,000,000 shares authorized                           79                        79
     786,534 shares issued and outstanding at December 31, 2003 and 2002
     Additional paid-in capital                                                           22,420                    22,420
     Deficit accumulated during the development stage                                   (107,294)                 (100,263)
                                                                                   --------------            --------------
TOTAL STOCKHOLDERS' EQUITY                                                               (84,795)                  (77,764)
                                                                                   --------------            --------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                         $       1,633             $       2,633
                                                                                   ==============            ==============









   The accompanying notes are an integral part of these financial statements.

                                 LIFE USA, INC.
                         (A Development Stage Company)
                            Statements of Operations
                          For Years Ended December 31,

                                                                                                  July 16, 1997
                                                                   December 31,                  (Inception) to
                                                         ----------------------------------
                                                             2003                2002            December 31,2003
                                                         --------------      --------------      ----------------
REVENUES

   Miscellaneous Revenue                                 $           -       $           -       $           528
                                                         --------------      --------------      ----------------

                                                                     -                   -                   528
                                                         --------------      --------------      ----------------
Total Income

EXPENSES
     Operating Expenses                                          1,000               1,528                72,076
     Office Expenses                                                 -                 206                17,615
     Bank Charges                                                    -                 111                   211
                                                         --------------      --------------      ----------------

Total Operating Expenses                                         1,000               1,845                89,902
                                                         --------------      --------------      ----------------

Other Income and Expenses
     Interest Income                                                 -                   -                     5
     Interest Expense                                           (6,031)             (5,400)              (17,925)
                                                         --------------      --------------      ----------------

Net Other Income (Expense)                                      (6,031)             (5,400)              (17,920)
                                                         --------------      --------------      ----------------

Net Loss from Operations                                 $      (7,031)      $      (7,245)      $      (107,294)
                                                         ==============      ==============      ================

Per Share Information
Profit (Loss) per common share                                  (*)                 (*)
                                                         ==============      ==============

Weighted average number of shares outstanding                  786,534             786,534
                                                         ==============      ==============



* Less than $.01















   The accompanying notes are an integral part of these financial statements.


                                 LIFE USA, INC.
                         (A Development Stage Company)
                            Statement of Cash Flows
                          For Year Ended December 31,
                         Indirect Method July 16, 1997
                                                                                      Year Ended                  (Inception) to
                                                                                     December 31,                 December 31,
                                                                               2003              2002                 2003
                                                                           -------------      ------------       ----------------
Cash Flows from Operating Activities:
     Net Profit (Loss)                                                     $     (7,031)      $    (7,245)       $      (100,263)
          Stock issued for services                                                   -                 -                 16,457
          Amortization                                                            1,000               480                  1,197
     Adjustments to reconcile net loss to net cash used
       by operating activities
     Decrease in Inventory                                                            -               320                      -
     Decrease in Accounts Receivable                                                  -               206                      -
     Increase (Decrease) in Accounts Payable                                      1,115                (1)                 3,887
     Increase (Decrease) in Accrued Expenses                                     (1,114)               (1)                 1,114
                                                                           -------------      ------------       ----------------

Net Cash Used for Operating Activities                                           (6,030)           (6,241)               (77,608)
                                                                           -------------      ------------       ----------------

Cash Flows from Investing Activities:
    Purchase of Intangibles (Trademark)                                               -                 -                 (3,830)
                                                                           -------------      ------------       ----------------

Net Cash from Investing Activities                                                    -                 -                 (3,830)
                                                                           -------------      ------------       ----------------

Cash Flows from Financing Activities
     Proceeds for Notes                                                           6,030             5,934                 75,396
     Proceeds from stock issuance                                                     -                 -                  6,042
                                                                           -------------      ------------       ----------------

Net Cash from Financing Activities                                                6,030             5,934                 81,438
                                                                           -------------      ------------       ----------------

Increase (Decrease) in Cash                                                           -              (307)                     -

Cash and Cash Equivalents - Beginning of Period                                       -               307                      -
                                                                           -------------      ------------       ----------------

Cash and Cash Equivalents - End of Period                                  $          -       $         -        $             -
                                                                           =============      ============       ================

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

  Cash paid for interest expense                                           $          -       $         -        $             -
                                                                           =============      ============       ================
  Cash paid for income taxes                                               $          -       $         -        $             -
                                                                           =============      ============       ================

NON-CASH TRANSACTIONS
  Stock issued for services                                                $          -       $         -        $        16,457
                                                                           =============      ============       ================






   The accompanying notes are an integral part of these financial statements.


                                 LIFE USA, INC.
                         (A Development Stage Company)
                         Stockholders' Equity (Deficit)
                               December 31, 2003
                                                                                              Deficit
                                                                                            Accumulated
                                                    Common Stocks            Additional      During the          Total
                                                   ---------------            Paid-In         Development    Stockholders'
                                                Shares          Amount        Capital          Stage            Equity
                                              -----------     -----------    -----------    -------------    --------------

Balance - July 16, 1997                                -      $        -     $        -                      $           -

Issuance of Stock for Cash 7/97                  195,000              20          4,972                -             4,992

Issuance of Stock for Services 5/98              286,000              29          7,293                -             7,322

Issuance of Stock for Services 12/98              29,370               3            878                -               881

Net Loss for Period                                    -               -              -          (45,414)          (45,414)
                                              -----------     -----------    -----------    -------------    --------------

Balance - December 31, 1998                      510,370              52         13,143          (45,414)          (32,219)
                                              -----------     -----------    -----------    -------------    --------------

Issuance of Stock for Services 8/99              212,730              21          6,361                -             6,382

Issuance of Stock for Cash  9/99                   1,050               -          1,050                -             1,050

Net Loss for the Year                                  -               -              -          (19,750)          (19,750)
                                              -----------     -----------    -----------    -------------    --------------

Balance - December 31, 1999                      724,150              73         20,554          (65,164)          (44,537)
                                              -----------     -----------    -----------    -------------    --------------

Net Loss for the Year                                  -               -              -          (17,163)          (17,163)
                                              -----------     -----------    -----------    -------------    --------------

Balance - December 31, 2000                      724,150              73         20,554          (82,327)          (61,700)
                                              -----------     -----------    -----------    -------------    --------------

Issuance of Stock for Services 1/01                4,000               -            120                -               120

Issuance of Stock for Acquisition                 58,384               6          1,746                -             1,752

Net Loss for the Year                                  -               -              -          (10,691)          (10,691)
                                              -----------     -----------    -----------    -------------    --------------

Balance - December 31, 2001                      786,534              79         22,420          (93,018)          (70,519)
                                              -----------     -----------    -----------    -------------    --------------

Net Loss for the Year                                  -               -              -           (7,245)           (7,245)
                                              -----------     -----------    -----------    -------------    --------------

Balance - December 31, 2002                      786,534              79         22,420         (100,263)          (77,764)
                                              -----------     -----------    -----------    -------------    --------------

Net Loss for the Year                                  -               -              -           (7,031)           (7,031)
                                              -----------     -----------    -----------    -------------    --------------

Balance - December 31, 2003                      786,534      $       79     $   22,420     $   (107,294)    $     (84,795)
                                              ===========     ===========    ===========    =============    ==============

   The accompanying notes are an integral part of these financial statements.

                                 LIFE USA, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                December 31, 2003



Note 1 - Organization and Summary of Significant Accounting Policies:
         ------------------------------------------------------------

Organization:

The Company was incorporated in January 1997, in the state of Colorado and has been in the development stage since it commenced operations on July 16, 1997. It is primarily engaged in creating, developing and causing to be manufactured, herbal, vitamin and fiber supplements. These products are to be targeted at two distinctive geographic segments: the far eastern and Pacific Rim market and the North American market. The Company's fiscal year end is December 31.

Basis of Presentation - Development Stage Company

The Company has not earned significant revenues from limited principal operations. Accordingly, the Company's activities have been accounted for as those of a "Development Stage Enterprise" as set forth in Financial Accounting Standards Board Statement No. 7 ("SFAS 7"). Among the disclosures required by SFAS 7 are that the Company's financial statements be identified as those of a development stage company, and that the statements of operations, stockholder's equity (deficit) and cash flows disclose activity since the date of the Company's inception.

Basis of Accounting:

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States.

Cash and Cash Equivalents:
-------------------------

The Company considers all highly liquid debt instruments, purchased with an original maturity of three months or less, to be cash equivalents.

Use of Estimates:

The preparation of financial statements, in conformity with accounting principles generally accepted in the United States, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Net Loss Per Share:

Net loss per share is based on the weighted average number of common shares and common shares equivalents outstanding during the period.

                                 LIFE USA, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                December 31, 2003

Other Comprehensive Income:

The Company has no material components of other comprehensive income (loss), and accordingly, net loss is equal to comprehensive loss in all periods.

Trademarks:

Trademarks are carried at cost less accumulated amortization, which is calculated on a straight-line basis over their legal or estimated useful lives, whichever is shorter (generally not exceeding fifteen years). The recoverability of carrying values of intangible assets is evaluated on a recurring basis.

Revenue Recognition:

Revenue from sales of herbal, vitamin and fiber supplements is recognized at the time of sale or when the product is shipped.

Note 2 - Federal Income Taxes:

The Company has made no provision for income taxes because there have been no operations to date causing income for financial statements or tax purposes.

The Financial Accounting Standards Board (FASB) has issued Statement of Financial Accounting Standards Number 109 ("SFAS 109"). "Accounting for Income Taxes", which requires a change from the deferred method to the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred income taxes are recognized for the tax consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities.

Deferred tax assets
         Net operating loss carryforwards                  $  107,294
         Valuation allowance                                 (107,294)
                                                           -----------
         Net deferred tax assets                           $        0
                                                           ===========

At December 31, 2003, the Company had net operating loss carryforwards of approximately $107,294 for federal income tax purposes. These carryforwards if not utilized to offset taxable income will begin to expire in 2010.

Note 3 - Capital Stock Transactions:

The authorized capital stock of the Company was 1,000,000 shares of common stock at $.01 par value. On February 26, 2003, the shareholders authorized a change to issue 100,000,000 shares of common stock at a new par value of $.0001. During the period ended December 31, 2003, the Company issued no shares of common stock.

                                 LIFE USA, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                December 31, 2003



Note 4 - Segment Information

Life USA, Inc. operates primarily in a single operating segment, the development and manufacture of herbal, vitamins and fiber supplements.

Note 5 - Going Concern

The Company's financial statements have been presented on the basis that they are a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company's current liabilities exceed the current assets by $84,795.

The Company is in the development stage and has not earned any revenue from operations. The Company's ability to continue as a going concern is dependent upon its ability to develop additional sources of capital or locate a merger candidate and ultimately, achieve profitable operations. Management's plan is to obtain sufficient additional debt or equity financing to finance operations, capital improvements and other necessary activities or to acquire a profitable business.

Note 6 - Notes Payable - Related Parties:

Notes payable as of December 31, 2003:

         Note payable to Cameron Parker for payment of company
         expenses, incurring interest at 8%, due upon demand.          $14,886

         Notes payable to C.K. Swanson for payment of company
         expenses, incurring interest at 8%, due upon demand.           28,188

         Note payable to Mark Urich for payment of company
         expenses, incurring interest at 8%, due upon demand.           13,787

         Note payable to Rocky Mountain Financial for payment
         of company expenses, incurring interest at 8%, due
         upon demand.                                                   24,565
                                                                       --------

                                    Total Notes Payable                $81,426
                                                                       ========

In 2001, the Company borrowed $12,766 from Mark Urich, President of the Company and the principal shareholder of the Company bearing interest at 8% per annum. The Company also borrowed $21,450 from Rocky Mountain Financial of which Mark Urich is the principal shareholder bearing interest at 8% per annum. All note holders are considered to be related parties.

                               FINANCIAL STATEMENT
                                TABLE OF CONTENTS
                              For the Period Ended
                                  June 30, 2004




                                                             PAGE
                                                            -------

INDEPENDENT AUDITOR'S REPORT.............................     F-19

BALANCE SHEETS...........................................     F-20

STATEMENT OF OPERATIONS ...................................   F-21

STATEMENT OF CASH FLOWS...................................    F-22

STOCKHOLDERS' EQUITY (DEFICIT)............................    F-23

NOTES TO FINANCIAL STATEMENTS..............................   F-24

                                 LIFE USA, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                              FINANCIAL STATEMENTS

                     FOR THE SIX-MONTHS ENDED JUNE 30, 2004
                                   (UNAUDITED)

                           MICHAEL JOHNSON & CO., LLC
                          Certified Public Accountants
                        9175 East Kenyon Ave., Suite 100
                             Denver, Colorado 80237

Michael B. Johnson C.P.A.                             Telephone:  (303) 796-0099
Member:  A.I.C.P.A.                                         Fax:  (303) 796-0137
Colorado Society of C.P.A.s

                             AUDITORS' REVIEW REPORT



Board of Directors
Life USA, Inc.
Denver, CO


We have reviewed the accompanying balance sheet of Life USA, Inc. (A Development Stage Company) as of June 30, 2004 and the related statements of operations for the three and six-months ended June 30, 2004 and 2003 and the period July 16, 1997 (inception) to June 30, 2004 and cash flows and stockholders' equity for the six-months ended June 30, 2004 and 2003 and for July 16, 1997 (Inception) to June 30, 2004. These financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of person responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with auditing standards generally accepted in the United States, the objective of which is the expression of an opinion regarding the financial statements as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements for them to be in conformity with accounting principles generally accepted in the United States and the standards of the PCAOB.

We have previously audited, in accordance with auditing standards generally accepted in the United States, the balance sheet as of December 31, 2003, and the related statements of operations, stockholders' equity and cash flows for the year then ended (not presented herein). In our report dated June 21, 2004, we expressed an unqualified opinion on those financial statements. In our opinion, the information set forth in the accompanying balance sheets as of June 30, 2004 is fairly stated in all material respects in relation to the balance sheet from which it has been derived.

The accompanying financial statements have been presented assuming that the Company will continue as a going concern. As discussed in Note 2, conditions exist which raise substantial doubt about the Company's ability to continue as a going concern unless it is able to generate sufficient cash flows to meet is obligations and sustain its operations. Management's plans in regard to these matters are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Michael Johnson & Co., LLC
-----------------------------
Michael Johnson & Co., LLC
Denver, CO
July 2, 2004


                                 LIFE USA, INC.
                         (A Development Stage Company)
                                 Balance Sheets

                                  (Unaudited)


                                                                                     June 30,                December 31,
                                                                                       2004                      2003
                                                                                   --------------            --------------

ASSETS

Other Assets:
     Product Design & Trademark (Net)                                              $       1,633             $       1,633
                                                                                   --------------            --------------

          Total Other Assets                                                               1,633                     1,633
                                                                                   --------------            --------------

TOTAL ASSETS                                                                       $       1,633             $       1,633
                                                                                   ==============            ==============


LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
     Accounts Payable                                                              $       5,002             $       5,002
     Note Payable - Related Parties                                                       84,126                    81,426
                                                                                   --------------            --------------

          Total Current Liabilities                                                       89,128                    86,428
                                                                                   --------------            --------------

Stockholders' Equity
     Common Stock. $0.0001 par value, 100,000,000 shares authorized                           79                        79
     786,534 shares issued and outstanding at December 31, 2002 and 2001
     Additional paid-in capital                                                           22,420                    22,420
     Deficit accumulated during the development stage                                   (109,994)                 (107,294)
                                                                                   --------------            --------------
TOTAL STOCKHOLDERS' EQUITY                                                               (87,495)                  (84,795)
                                                                                   --------------            --------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                         $       1,633             $       1,633
                                                                                   ==============            ==============


                         See Accountants' Review Report



                                 LIFE USA, INC.
                         (A Development Stage Company)
                            Statements of Operations

                                  (Unaudited)

                                                                                                          July 16, 1997
                                                      Three-Months Ended          Six-Months Ended        (Inception) to
                                                           June 30,                    June 30,              June 30,
                                                  --------------------------- --------------------------
                                                      2004          2003          2004         2003           2004
                                                  ------------- ------------- ------------- ------------  -------------
REVENUES

   Miscellaneous Revenue                          $          -  $          -  $          -  $         -   $        528
                                                  ------------- ------------- ------------- ------------  -------------

Total Income                                                 -             -             -            -            528
                                                  ------------- ------------- ------------- ------------  -------------

EXPENSES
     Operating Expenses                                      -           120             -          240         72,076
     Office Expenses                                         -             -             -            -         17,615
     Bank Charges                                            -             -             -            -            211
                                                  ------------- ------------- ------------- ------------  -------------

Total Operating Expenses                                     -           120             -          240         89,902
                                                  ------------- ------------- ------------- ------------  -------------

Other Income and Expenses
     Interest Income                                         -             -             -            -              5
     Interest Expense                                   (1,350)       (1,350)       (2,700)      (2,700)       (20,625)
                                                  ------------- ------------- ------------- ------------  -------------

Net Other Income (Expense)                              (1,350)       (1,350)       (2,700)      (2,700)       (20,620)
                                                  ------------- ------------- ------------- ------------  -------------

Net Loss from Operations                          $     (1,350) $     (1,470) $     (2,700) $    (2,940)  $   (109,994)
                                                  ============= ============= ============= ============  =============

Per Share Information
Profit (Loss) per common share                               *             *
                                                  ============= =============

Weighted average number of shares outstanding          786,534       786,534
                                                  ============= =============


* Less than $.01




                         See Accountants' Review Report



                                 LIFE USA, INC.
                         (A Development Stage Company)
                            Statement of Cash Flows

                                  (Unaudited)

                                Indirect Method
                                                                                                                  July 16, 1997
                                                                                  Six-Months Ended               (Inception) to
                                                                                      June 30,                       June 30,
                                                                           -------------------------------
                                                                               2004              2003                 2004
                                                                           -------------      ------------       ----------------
Cash Flows from Operating Activities:
     Net Profit (Loss)                                                     $     (2,700)      $    (2,940)       $      (109,994)
          Stock issued for services                                                   -                 -                 16,457
          Amortization                                                                -               240                  1,317
     Adjustments to reconcile net loss to net cash used
       by operating activities
     Increase (Decrease) in Accounts Payable                                          -                 -                  5,002
                                                                           -------------      ------------       ----------------

Net Cash Provided by Operating Activities                                        (2,700)           (2,700)               (87,218)
                                                                           -------------      ------------       ----------------

Cash Flows from Investing Activities:
    Purchase of Intangibles (Trademark)                                               -                 -                 (2,950)
                                                                           -------------      ------------       ----------------

Net Cash from Investing Activities                                                    -                 -                 (2,950)
                                                                           -------------      ------------       ----------------

Cash Flows from Financing Activities
     Proceeds for Notes                                                           2,700             2,700                 84,126
     Proceeds from stock issuance                                                     -                 -                  6,042
                                                                           -------------      ------------       ----------------

Net Cash from (Used by) Financing Activities                                      2,700             2,700                 90,168
                                                                           -------------      ------------       ----------------

Increase (Decrease) in Cash                                                           -                 -                      -

Cash and Cash Equivalents - Beginning of Period                                       -                 -                      -
                                                                           -------------      ------------       ----------------

Cash and Cash Equivalents - End of Period                                  $          -       $         -        $             -
                                                                           =============      ============       ================

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

  Cash paid for interest expense                                           $          -       $         -        $             -
                                                                           =============      ============       ================
  Cash paid for income taxes                                               $          -       $         -        $             -
                                                                           =============      ============       ================

NON-CASH TRANSACTIONS
  Stock issued for services                                                $          -       $         -        $        16,457
                                                                           =============      ============       ================





                         See Accountants' Review Report


                                 LIFE USA, IND.
                         (A Development State Company)
                         Stockholders' Equity (Deficit)
                                 June 30, 2004

                                  (Unaudited)
                                                                                              Deficit
                                                                                              Accumulated
                                                    Common Stocks            Additional      During the          Total
                                                  -----------------           Paid-In         Development    Stockholders'
                                                Shares          Amount        Capital          Stage            Equity
                                              -----------     -----------    -----------    -------------    --------------

Balance - July 16, 1997                                -      $        -     $        -                      $           -

Issuance of Stock for Cash 7/97                  195,000              20          4,972                -             4,992

Issuance of Stock for Services 5/98              286,000              29          7,293                -             7,322

Issuance of Stock for Services 12/98              29,370               3            878                -               881

Net Loss for Period                                    -               -              -          (45,414)          (45,414)
                                              -----------     -----------    -----------    -------------    --------------

Balance - December 31, 1998                      510,370              52         13,143          (45,414)          (32,219)
                                              -----------     -----------    -----------    -------------    --------------

Issuance of Stock for Services 8/99              212,730              21          6,361                -             6,382

Issuance of Stock for Cash  9/99                   1,050               -          1,050                -             1,050

Net Loss for the Year                                  -               -              -          (19,750)          (19,750)
                                              -----------     -----------    -----------    -------------    --------------

Balance - December 31, 1999                      724,150              73         20,554          (65,164)          (44,537)
                                              -----------     -----------    -----------    -------------    --------------

Net Loss for the Year                                  -               -              -          (17,163)          (17,163)
                                              -----------     -----------    -----------    -------------    --------------

Balance - December 31, 2000                      724,150              73         20,554          (82,327)          (61,700)

Issuance of Stock for Services 1/01               62,384               6          1,866                -             1,872

Net Loss for the Year                                  -               -              -          (10,691)          (10,691)
                                              -----------     -----------    -----------    -------------    --------------

Balance - December 31, 2001                      786,534              79         22,420          (93,018)          (70,519)
                                              -----------     -----------    -----------    -------------    --------------

Net Loss for the Year                                  -               -              -           (7,245)           (7,245)
                                              -----------     -----------    -----------    -------------    --------------

Balance - December 31, 2002                      786,534              79         22,420         (100,263)          (77,764)
                                              -----------     -----------    -----------    -------------    --------------

Net Loss for the Year                                  -               -              -           (7,031)           (7,031)
                                              -----------     -----------    -----------    -------------    --------------

Balance - December 31, 2003                      786,534              79         22,420         (107,294)          (84,795)
                                              -----------     -----------    -----------    -------------    --------------

Net Loss for the Period                                -               -              -           (2,700)           (2,700)
                                              -----------     -----------    -----------    -------------    --------------

Balance - June 30, 2004                          786,534      $       79     $   22,420     $   (109,994)    $     (87,495)
                                              ===========     ===========    ===========    =============    ==============



                         See Accountants' Review Report

                                 LIFE USA, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                  June 30, 2004
                                   (Unaudited)

Note 1 - Presentation of Interim Information:

In the opinion of the management of Life USA, Inc., the accompanying unaudited financial statements include all normal adjustments considered necessary to present fairly the financial position as of June 30, 2004 and the results of operations for the three and six-months ended June 30, 2004 and 2003 and for the period July 16, 1997 (inception) to June 30, 2004, and cash flows for the six-months ended June 30, 2004 and 2003 and the for the period July16, 1997 (inception) to June 30, 2004. Interim results are not necessarily indicative of results for a full year.

The financial statements and notes are presented as permitted by Form 10-Q, and do not contain certain information included in the Company's audited financial statements and notes for the fiscal year ended December 31, 2003.

Note 2 - Going Concern:

The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

The Company is in the exploration state and has not earned any revenue from operations. The Company's ability to continue as a going concern is dependent upon its ability to develop additional sources of capital or locate a merger candidate and ultimately, achieve profitable operations. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties. Management is seeking new capital to revitalize the Company.

SIGNATURES:

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



Dated: August 6, 2004



                                           LIFE USA, INC.


                                     By: /s/Kelly Kendall
                                         Kelly Kendall, President



                                     By: /s/Wesley F. Whiting
                                         Wesley F. Whiting, Secretary
                                               and Treasurer

                                           Directors:


                                     /s/Kelly Kendall
                                          Kelly Kendall, Director

                                     /s/Wesley F. Whiting
                                          Wesley F. Whiting, Director

                                     /s/Leland E. Watson, II
                                          Leland E. Watson, Director

                                INDEX TO EXHIBITS


SK#

3.1  Articles of Incorporation*

3.2 Articles of Amendment to Articles of Incorporation of Lifeline USA, Inc. - Name Change*

3.3 Articles of Amendment to the Articles of Incorporation of Life USA, Inc. - Stock Change*

3.4 Articles of Amendment to the Articles of Incorporation of Life USA, Inc. - Stock Change*

3.5  Amended Bylaws**

10.1 Plan of Merger**

10.2 Certificate of Merger**

10.3 Trademark/Logo**




*Incorporated by reference in the Form 10SB12G filing on May 27, 2003, file number 000-50294.


**Incorporated by reference in the Form 10SB12G/A No. 2 filing on November 12, 2003, file number 000-50294.





















                                       39